                                                                    EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

                              DATED AUGUST 13, 1998

                                      AMONG

                        SHAW INDUSTRIES, INC. ("PARENT"),

                   CHESSMAN ACQUISITION CORP. ("SUBSIDIARY"),

                      QUEEN CARPET CORPORATION ("COMPANY")

                                       AND

                                  JULIAN SAUL,

                                   LINDA SAUL,

                            ANITA SAUL FAMILY TRUST,

                            JULIAN SAUL FAMILY TRUST,

                                       AND

                        LINDA SAUL SCHEJOLA FAMILY TRUST

                         (COLLECTIVELY, "SHAREHOLDERS")

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

1.       DEFINITIONS...........................................................................1

2.       MERGER TRANSACTIONS...................................................................9
         2.1.     Merger.......................................................................9
         2.2.     Time and Place of Closing....................................................9
         2.3.     Effective Time...............................................................9

3.       TERMS OF MERGER......................................................................10
         3.1.     Charter.....................................................................10
         3.2.     Bylaws......................................................................10
         3.3.     Directors and Officers......................................................10

4.       MANNER OF CONVERTING SHARES..........................................................10
         4.1.     Conversion of Company Common Stock..........................................10
         4.2.     Closing Obligations.........................................................12
         4.3.     Supplement to Disclosure Schedule...........................................13
         4.4.     Antidilution Provisions.....................................................13
         4.5.     Fractional Company Common Stock.............................................13
         4.6.     Section 368(a) Adjustments..................................................14
         4.7.     No Further Ownership Rights in Company Common Stock.........................14
         4.8.     Closing of Company Transfer Books...........................................14
         4.9.     Taking of Necessary Action; Further Action..................................14

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS.......................15
         5.1.     Organization and Good Standing..............................................15
         5.2.     Authority; No Conflict......................................................15
         5.3.     Capitalization..............................................................16
         5.4.     Financial Statements........................................................17
         5.5.     Books and Records...........................................................17
         5.6.     Title to Properties; Encumbrances...........................................18
         5.7.     Condition and Sufficiency of Assets.........................................18
         5.8.     Accounts Receivable.........................................................19
         5.9.     Inventory...................................................................19
         5.10.    No Undisclosed Liabilities..................................................19
         5.11.    Taxes.......................................................................19
         5.12.    No Material Adverse Change..................................................20
         5.13.    Employee Benefits...........................................................20
         5.14.    Compliance with Legal Requirements; Governmental Authorizations.............23
         5.15.    Legal Proceedings; Orders...................................................24
         5.16.    Absence of Certain Changes and Events.......................................25
         5.17.    Contracts; No Defaults......................................................26

         5.18.    Insurance...................................................................28
         5.19.    Environmental Matters.......................................................28
         5.20.    Employees...................................................................30
         5.21.    Labor Relations; Compliance.................................................30
         5.22.    Intellectual Property.......................................................31
         5.23.    Certain Payments............................................................33
         5.24.    Disclosure..................................................................33
         5.25.    Relationships with Related Persons..........................................33
         5.26.    Brokers or Finders..........................................................34
         5.27.    Tax-Free Nature of Transaction..............................................34
         5.28.    Charter Provisions, Etc.....................................................35
         5.29.    Board and Shareholder Approval..............................................35
         5.30.    Year 2000 Compliance........................................................35

6.       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY..............................35
         6.1.     Organization and Good Standing..............................................36
         6.2.     Authority; No Conflict......................................................36
         6.3.     Capitalization of Parent Common Stock.......................................36
         6.4.     SEC Reports.................................................................37
         6.5.     Certain Proceedings.........................................................37
         6.6.     M Corp. Stock...............................................................38
         6.7.     Brokers or Finders..........................................................38

7.       COVENANTS OF COMPANY PRIOR TO CLOSING DATE...........................................38
         7.1.     Access and Investigation....................................................38
         7.2.     Operation of the Business of Company........................................38
         7.3.     Negative Covenant...........................................................39
         7.4.     Required Approvals..........................................................39
         7.5.     Notification................................................................39
         7.6.     Indebtedness of Related Persons.............................................39
         7.7.     Permitted Distributions.....................................................39
         7.8.     No Negotiation..............................................................40
         7.9.     Best Efforts................................................................40

8.       COVENANTS OF PARENT AND SUBSIDIARY PRIOR TO CLOSING DATE.............................40
         8.1.     Access and Investigation....................................................40
         8.2.     Notification................................................................40
         8.3.     Approvals of Governmental Bodies............................................41
         8.4.     Board of Directors of Parent................................................41
         8.5.     Best Efforts................................................................41
         8.6.     Operation of Business of Parent.............................................41

9.       CONDITIONS PRECEDENT TO PARENT'S AND SUBSIDIARY'S OBLIGATION TO CLOSE................41
         9.1.     Accuracy of Representations.................................................42
         9.2.     Company's Performance.......................................................42
         9.3.     Consents....................................................................42

         9.4.     Additional Documents........................................................42
         9.5.     No Proceedings..............................................................42
         9.6.     No Claim Regarding Ownership or Sale Proceeds...............................43
         9.7.     No Prohibition..............................................................43
         9.8.     Due Diligence...............................................................43
         9.9.     Tax-Free Reorganization.....................................................43

10.      CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE................................43
         10.1.    Accuracy of Representations.................................................43
         10.2.    Parent's and Subsidiary's Performance.......................................44
         10.3.    Consents....................................................................44
         10.4.    Additional Documents........................................................44
         10.5.    No Injunction...............................................................44
         10.6.    Tax-Free Reorganization.....................................................44

11.      TERMINATION..........................................................................44
         11.1.    Termination Events..........................................................44
         11.2.    Effect of Termination.......................................................45
         11.3.    Break-up Fee................................................................45

12.      INDEMNIFICATION; REMEDIES............................................................46
         12.1.    Survival; Right to Indemnification Not Affected by Knowledge................46
         12.2.    Indemnification and Payment of Damages by Company and Shareholders..........46
         12.3.    Indemnification and Payment of Damages by Parent and Subsidiary.............47
         12.4.    Indemnification and Payment of Damages by Parent - Other Matters............48
         12.5.    Time Limitations............................................................48
         12.6.    Limitations on Amount - Company and Shareholders............................48
         12.7.    Limitations on Amount - Parent and Subsidiary...............................49
         12.8.    Procedure for Indemnification -- Third Party Claims.........................49
         12.9.    Procedure for Indemnification -- Other Claims...............................50
         12.10.   Exclusive Remedy............................................................50

13.      GENERAL PROVISIONS...................................................................50
         13.1.    Resale of Parent Common Stock...............................................50
         13.2.    Registration Rights.........................................................51
         13.3.    Section 1362(e)(3) Election.................................................58
         13.4.    Company Employees...........................................................58
         13.5.    Transfer Taxes..............................................................59
         13.6.    Expenses....................................................................59
         13.7.    Public Announcements........................................................59
         13.8.    Further Assurances..........................................................59
         13.9.    Confidentiality.............................................................60
         13.10.   Notices.....................................................................61
         13.11.   Jurisdiction; Service of Process............................................61
         13.12.   Further Assurances..........................................................62
         13.13.   Waiver......................................................................62
         13.14.   Entire Agreement and Modification...........................................62

         13.15.   Disclosure Schedule.........................................................62
         13.16.   Assignments, Successors, and No Third-Party Rights..........................63
         13.17.   Severability................................................................63
         13.18.   Section Headings; Construction..............................................63
         13.19.   Time of Essence.............................................................63
         13.20.   Governing Law...............................................................63
         13.21.   Counterparts................................................................64
         13.22.   Shareholders' Representative................................................64

                                    EXHIBITS

Exhibit 4.2(a)(ii)   -     Employment Agreement
Exhibit 4.2(a)(iii)  -     Noncompetition Agreements
Exhibit 4.2(a)(iv)   -     Real Property Agreements
Exhibit 9.4(a)       -     Opinions of Kinney, Kemp, Sponcler, Joiner & Tharpe,
                           and Long Aldridge & Norman LLP
Exhibit 10.4(a)      -     Opinion of Powell, Goldstein, Frazer & Murphy LLP

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made as of August 13, 1998, by and among Shaw Industries, Inc., a Georgia corporation ("Parent"), Chessman Acquisition Corp., a wholly-owned subsidiary of Parent ("Subsidiary"), Queen Carpet Corporation, a Georgia corporation ("Company"), Julian Saul, an individual resident of Georgia ("Executive"), and Linda Saul, an individual resident of Italy and Anita Saul Family Trust, Julian Saul Family Trust and Linda Saul Schejola Family Trust, each a trust created under the laws of Georgia (together with Executive, collectively "Shareholders").

                                    RECITALS

         Company is engaged in the business of manufacturing, distributing and selling carpet, rugs and related items and accessories. The Shareholders are the holders of all of the issued and outstanding capital stock of Company. This Agreement provides for the acquisition of Company by Parent pursuant to the merger of Company with and into Subsidiary. At the Effective Time of the Merger, the outstanding shares of Company shall be converted into the right to receive the merger consideration specified herein. This Agreement also provides for the employment of Executive as Executive Vice President of the Parent and President of the Surviving Corporation in the Merger and the appointment of Executive to the Board of Directors of Parent. It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the IRC. The parties hereto wish to cause the Merger to be effected on the terms and conditions hereinafter set forth, subject only to the limitations and exclusions contained in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTANTS" - as defined in Section 4.1(c)(iii).

         "ACCOUNTS RECEIVABLE" - as defined in Section 5.8.

         "AFFILIATE" - as defined in Section 13.2(a).

         "APPLICABLE CONTRACT" -- any Contract (a) under which Company has or may acquire any rights, (b) under which Company has or may become subject to any obligation or liability, or (c) by which Company or any of the assets owned or used by it is or may become bound.

         "ASSETS" shall mean all of the assets, properties and rights of Company, including, without limitation, the following assets, properties and rights of Company used directly or indirectly in the conduct of, or generated by or constituting, the Business:

         (a) Real Property. All land, structures, improvements, fixtures, rights of way, uses, easements, licenses, hereditaments, tenements and appurtenances belonging or appertaining thereto ("REAL PROPERTY");

         (b) Tangible Personal Property. All machinery, operating equipment and supplies, office equipment and supplies, furniture, computer hardware and software and other tangible personal property of every kind and nature owned or used by Company on the Closing Date used in or relating to the Business ("PERSONAL PROPERTY");

         (c) Leased Tangible Personal Property. All rights and incidents of interest of Company in and to (i) the leases relating to tangible personal property leased by Company from third parties and used in or relating to the Business (the "PERSONAL PROPERTY LEASES"), and (ii) the tangible personal property leased pursuant thereto (the "LEASED PERSONAL PROPERTY").

         (d) Leased Real Property. All rights and incidents of interest of Company in and to (i) the leases relating to real property leased by Company from third parties and used in or relating to the Business (the "REAL PROPERTY LEASES"), and (ii) the real property leased pursuant thereto (the "LEASED REAL PROPERTY");

         (e) Inventory. All of the finished goods, purchased parts and raw materials owned by Company on the Closing Date used in or relating to the Business;

         (f) Work in Progress. All work in progress, including, without limitation, work in progress which has not yet been billed to a customer, owned by Company on the Closing Date;

         (g) Customer Accounts. All of Company's right, title and interest in and to (i) its customer accounts, and (ii) the outstanding Contracts relating to the customer accounts;

         (h) Intellectual Property. All of Company's right, title and interest in and to the Intellectual Property Assets;

         (i) Governmental Permits. All Permits issued or granted to Company by any Governmental Authority relating to the Business;

         (j) Records and Lists. All books, files, documents, sales literature, customer lists, customer records, operating records, employee personnel files, computer programs, instructions, advertising materials, dealer and distributor lists and other records of Company used in or relating to the Business or relating to the Assets;

         (k) Going Concern Value. The value of the Business as a going concern;

         (l) Deposits and Rights to Recovery. Any deposits, prepayments, unbilled costs and fees, accounts, notes and other receivables and claims, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the Business as of the Closing Date;

         (m) Contractual Rights. All of Company's right, title and interest in and to the Contracts not previously set forth in this definition;

         (n) Accounts Receivable. All accounts receivable of the Company with respect to the Business as of the Closing Date;

         (o) Cash. All cash and all bank accounts and brokerage accounts and similar accounts and cash equivalents, including deposits in transit, of Company as of the Closing Date;

         (p) Corporate Name. All of Company's right, title and interest in and to the following name: Queen Carpet Corporation; and

         (q) Other. All other properties, assets, rights and interests of every kind and description, wherever located, of Company used in or relating to the Business.

         "BALANCE SHEET" -- as defined in Section 5.4.

         "BASKET" - as defined in Section 12.6(a).

         "BEST EFFORTS" -- the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

         "BUSINESS" shall mean the manufacture, sale and distribution of carpets, rugs and related items and accessories, processed yarn, raw materials used in the manufacture of carpets and rugs, as conducted by Company on or before the date of this Agreement. The Company's products are sold to wholesalers and retailers throughout the United States and in certain international markets.

         "CLOSING" -- as defined in Section 2.2.

         "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

         "COMPANY" -- as defined in the first paragraph of this Agreement.

         "COMPANY GROUP" as defined in Section 5.13(a).

         "COMPANY PLAN" -- as defined in Section 5.13(b).

         "COMPANY QUALIFIED PLANS" - as defined in Section 5.13(c).

         "COMPANY COMMON STOCK" -- shall mean all of the issued and outstanding shares of capital stock, of any class or series, of the Company, which consists of Class A Voting Common Stock and Class B Non-Voting Common Stock.

         "CONFIDENTIAL INFORMATION" - as defined in Section 13.9.

         "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the execution, delivery, and performance of the Employment Agreement, the Noncompetition Agreements and the Real Property Agreements; (c) the performance by Parent, Subsidiary, Company and Shareholders of their respective covenants and obligations under this Agreement; and (d) Subsidiary's ownership of the Assets and exercise of control over the Business after the Effective Time.

         "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COPYRIGHTS" - as defined in Section 5.22(a).

         "DAMAGES" -- as defined in Section 12.2.

         "DISCLOSURE SCHEDULE" -- the disclosure schedules delivered by Company to Subsidiary concurrently with the execution and delivery of this Agreement as supplemented as provided in Section 4.3 hereof.

         "EFFECTIVE TIME" - as defined in Section 2.3 hereof.

         "EMPLOYEES" - as defined in Section 5.13(b).

         "EMPLOYMENT AGREEMENT" -- as defined in Section 4.2(a)(ii).

         "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than restrictions on transfer under federal or state securities laws.

         "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," shall have the meanings defined in the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions that could have significant impact on the Environment; preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" - as defined in Section 5.13(b)(i).

         "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or equipment (including motor vehicles and trucks) currently or formerly owned or operated by Company.

         "FORM S-3" - as defined in Section 13.2(a).

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 5.4(b) were prepared.

         "GBCC" - Georgia Business Corporation Code.

         "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" -- any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

         "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HOLDER" - as defined in Section 13.2.

         "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INDEMNIFIED PERSON" - as defined in Section 12.2.

         "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 5.22.

         "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or has received notice of such fact or other matter within a reasonable period of time prior to the date hereof. "Knowledge" with respect to the Company shall mean the Knowledge of the Executive, and each vice president and director responsible for the following functional areas: finance, taxes, operations, human resources, sales and marketing, purchasing and international. "Knowledge" with respect to Parent and Subsidiary shall mean the Knowledge of the executive officers of Parent. "Knowledge" with respect to a trust shall mean Knowledge of the trustee or trustees thereof.

         "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "MARKS" - as defined in Section 5.22(a).

         "M CORP. STOCK" - as defined in Section 4.1(c)(i)(A).

         "MATERIAL ADVERSE EFFECT" - a material adverse effect on the business, operations, assets or financial condition of a Person, taken as a whole.

         "MATERIAL CONTRACT" as defined in Section 5.17(a).

         "MERGER" as defined in Section 2.1.

         "MERGER CONSIDERATION" -- as defined in Section 2.3.

         "NONCOMPETITION AGREEMENTS" -- as defined in Section 4.2(a)(iii).

         "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person.

         "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any trust agreement adopted in connection with any trust; and (e) any amendment to any of the foregoing.

         "PARENT COMMON STOCK" -- shall mean the common capital stock of Parent, no par value per share.

         "PATENTS" - as defined in Section 5.22(a).

         "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "REAL PROPERTY AGREEMENTS" - the Real Property Option Agreement and Real Property Purchase Agreement as described in Section 4.2(a)(iv).

         "REGISTRABLE SECURITIES" - as defined in Section 13.2(a).

         "REGISTRATION STATEMENT" - as defined in Section 13.2(b).

         "RELATED PERSON" -- with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SEC" - as defined in Section 13.2(a).

         "SECURITIES ACT" -- the Securities Act of 1933, as amended, and regulations and rules issued pursuant to that Act.

         "SUBSIDIARY" -- as defined in the first paragraph of this Agreement.

         "SUBSIDIARY CLOSING DOCUMENTS" - as defined in Section 6.2(a).

         "SUBSIDIARY COMMON STOCK" - shall mean the common stock, par value $.01, of the Subsidiary.

         "SUBSIDIARY'S ADVISORS" - as defined in Section 7.1.

         "SUPPLEMENT" -- as defined in Section 4.3.

         "SURVIVING CORPORATION" -- as defined in Section 2.1.

         "TAX" -- shall mean all tax (including income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy assessment, tariff, duty (including customs duty), deficiency or other fee and any related charge or amount (including fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will be asserted, commenced, taken, or otherwise pursued in the future.

         "TRADE SECRETS" - as defined in Section 5.22(a).

2.       MERGER TRANSACTIONS.

         2.1.     Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time, Company shall be merged with and into Subsidiary in accordance with the provisions of Sections 14-2-1101 et seq. of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Subsidiary shall be the Surviving Corporation resulting from the Merger (the "Surviving Corporation") and shall remain a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Company, Parent and Subsidiary, and has been approved by Parent as the sole shareholder of Subsidiary and the Shareholders as all of the shareholders of Company, as required by applicable law.

         2.2.     Time and Place of Closing.

         The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, at 10:00 a.m. (local time) on the later of (i) October 23, 1998, or (ii) the date that is five business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may agree. Subject to the provisions of Section 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.3.     Effective Time.

         The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the certificate of merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time").

3.       TERMS OF MERGER

         3.1.     Charter.

         The Articles of Incorporation of Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed; provided that such Articles of Incorporation shall be amended to reflect that the name of the Surviving Corporation shall be "Queen Carpet Corporation".

         3.2.     Bylaws.

         The Bylaws of Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

         3.3.     Directors and Officers.

         The directors of Subsidiary in office immediately prior to the Effective Time, together with Executive and such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation and such additional or different officers as the Board of Directors of the Surviving Corporation may elect as of the Effective Time.

4.       MANNER OF CONVERTING SHARES

         4.1.     Conversion of Company Common Stock.

         Subject to the provisions of this Section 4, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the shares of the constituent corporation shall be converted as follows:

                  (a) Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of Company Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive consideration determined by multiplying Merger Consideration (as hereafter defined) by a fraction, the numerator of which is one (1) and the denominator of which is the aggregate number of issued and outstanding shares of Company Common Stock. As used herein, "Merger Consideration" shall mean:

                           (i) The aggregate of $600,000,000, subject to adjustment as provided in subparagraph (ii) below, which shall consist of the following:

                                    (A)      The sum of $70 million delivered by
                           means of a Non-negotiable Promissory Note (the "Note") of Parent, payable to Shareholders on a pro rata basis, with interest at 6.5% per annum, on the later of November 30, 1998, or the Closing Date, and otherwise in form reasonably satisfactory to Parent and Company. Parent, at its option, shall be entitled to pay the Note in cash, by wire transfer or other immediately available funds, or by means of delivery of 3.15 million shares of the common capital stock of The Maxim Group, Inc. ("M Corp."), if such stock is delivered to Shareholders freely transferable, including under applicable federal and state securities laws, subject to applicable prospectus-delivery requirements under Form S-3 and free of Encumbrances ("M Corp. Stock"), plus cash for
                           (i) accrued but unpaid interest on the original $70 million principal balance and (ii) dividends paid on the M Corp. Stock after the Effective Time; provided that in the event the aggregate value of M Corp. Stock valued as of the date hereof is less than $70 million, based on the closing price of M Corp. Stock, as reported by the Wall Street Journal on the date hereof, the amount by which $70 million exceeds such aggregate value of M Corp. Stock shall be paid on the Note payment date in cash, by wire transfer or other immediately available funds; plus

                                    (B)      By delivery on the Closing Date of
                           19,444,444 shares of Parent Common Stock which solely for the purposes of determining the amount of cash deliverable under subparagraph (i)(C) shall be valued at an aggregate of $350 million, without regard to the market price as of the date hereof or the Closing Date; plus

                                    (C)      By delivery on the Closing Date of
                           the balance of the Merger Consideration in cash, by wire transfer or other immediately available funds.

         The Merger Consideration shall be paid to Shareholders pro rata in accordance with their ownership of Company Common Stock.

                           (ii) The Merger Consideration shall be reduced on a dollar-for-dollar basis as follows:

                                    (A)      By the amount of all dividends or
                           other distributions on the Company Common Stock made by the Company to the Shareholders from the period from May 31, 1998, to the Closing Date; provided that there shall not be a reduction for distributions made by the Company to pay estimated income Taxes attributable to the income of the Company for the taxable year ending May 31, 1998 (to the extent not previously paid), and with respect to any estimated Tax payments required for income Tax periods of the Company from May 31, 1998, to the Closing Date (which estimated income Taxes shall be determined in good faith and consistent with the past practice of the Company); plus

                                    (B)      By the amount of special bonuses to
                           be paid by Company prior to or immediately following the Effective Time to certain key employees of the Company designated by the Board of Directors of the Company; provided that there shall not be a reduction in Merger Consideration for bonuses paid or accrued for payment in the Ordinary Course of Business and consistent with past practices. At the Company's written election delivered to Parent at least five
                           (5) days prior to the Closing Date, such special bonuses may be paid all or in part in Parent Common Stock otherwise deliverable under Section 4.1(c)(i)(B).

                           (iii) Prior to the Closing, Company and Subsidiary shall jointly determine the amount, if any, of adjustment to the Merger Consideration as contemplated by Section 4.1(c)(ii).

         4.2.     Closing Obligations.

         At the Closing:

                  (a) Company and the Shareholders will deliver to Parent and Subsidiary duly executed by Company, the Shareholders or the owners of any real property, as appropriate:

                           (i)      the Certificate of Merger;

                           (ii) an Employment Agreement among Parent, Subsidiary and Executive in the form of Exhibit 4.2(a)(ii) (the "Employment Agreement");]

                           (iii)    a Noncompetition Agreement in the form of
                  Exhibit 4.2(a)(iii), executed by each Shareholder (collectively, the "Noncompetition Agreements"); and

                           (iv) the Real Property Agreements substantially in the form of Exhibit 4.2(a)(iv) (each a "Real Property Agreement") with respect to each parcel or interest of real property leased to the Company by certain Related Persons, duly executed by the owners of the property;

                           (v) a certificate executed by Shareholders to the effect set forth in Section 9.1 hereof; and

                  (b)      Parent and Subsidiary will deliver

                           (i)      to Shareholders, the Merger Consideration;

                           (ii) the Employment Agreement, executed by the Subsidiary and Parent;

                           (iii) each Real Property Agreement, executed by the Parent or its designee; and

                           (iv) a certificate executed by Parent and Subsidiary to the effect set forth in Section 10.1 hereof.

         4.3.     Supplement to Disclosure Schedule.

         The parties acknowledge that this Agreement has been executed prior to
(i) Company having a full opportunity to prepare the final and complete Disclosure Schedule and (ii) Subsidiary conducting appropriate due diligence with respect to Company. Accordingly, Company shall, no later than twenty (20) days from the date of this Agreement, deliver to Subsidiary final and complete Disclosure Schedule containing all information required to be provided pursuant to Section 5 of this Agreement (the "Supplement"). Subsidiary shall have ten
(10) days from receipt of the Supplement to review and audit the Supplement (including all information contained in the Disclosure Schedule delivered with this Agreement). During this period of review and audit, Subsidiary shall have the right to terminate this Agreement, without further liability on the part of Parent or Subsidiary, as contemplated by Section 11.1 hereof, provided that the Board of Directors of Parent shall have reasonably and in good faith determined, following consultation with Company, that any item or combination of items set forth on the Disclosure Schedule, as amended by the Supplement, are so material that it is reasonably likely to result in liability to or adverse financial performance of the Company, taken as a whole, which is materially adverse from the liabilities or financial performance known by Parent prior to the date hereof. In the event Subsidiary does not exercise this right of termination, the Supplement to the Disclosure Schedule so delivered, together with any modifications and amendments to which the parties shall agree in writing, shall constitute the Disclosure Schedule for purposes of this Agreement and shall be deemed to be effective as of the date hereof.

         4.4.     Antidilution Provisions.

         In the event (i) Parent changes the number of shares of Parent Common Stock issued and outstanding or the record date for such change is fixed prior to the Effective Time or (ii) the number of shares of M Corp. Stock issued and outstanding are changed or the record date for such change is fixed prior to the payment date under the Note as a result of a stock split, stock dividend or similar recapitalization and the record date therefor (in the case of a stock dividend or other such recapitalization for which a record date is established) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time or the payment date under the Note, as the case may be, the number of shares of Parent Common Stock or M Corp. Stock, respectively, to be delivered shall be adjusted appropriately. In addition, if M Corp. Stock is delivered, dividends paid from and after the Effective Time shall be paid.

         4.5.     Fractional Company Common Stock.

         Each record holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive, upon a delivery of Parent Common Stock, a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the market value of one share of Parent Common Stock at the Effective Time. The market value of one share of Parent Common Stock at the Effective Time shall be the closing price of such common stock, as reported by the Wall Street Journal, on the trading day immediately prior to such date. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.

         4.6.     Section 368(a) Adjustments.

         It is the mutual intention of the parties, and it is a condition to the Merger, that the Merger qualify as a tax-free reorganization under Section 368 of the IRC. If, as a result of a decline in the value of Parent Common Stock, the Company's and Parent's tax advisors shall be of the opinion that the Merger shall no longer qualify as a tax-free reorganization, the parties shall use reasonable efforts to reallocate consideration so that the Merger so qualifies; provided that no party hereto shall be obligated to reallocate consideration if, in its reasonable judgment, such a reallocation is or could reasonably have a Material Adverse Effect on such party.

         4.7.     No Further Ownership Rights in Company Common Stock.

         The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers of Company Common Stock on the records of Company which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 4. Until surrendered and exchanged in accordance with this Section, each certificate of Company Common Stock shall, after the Effective Time, represent solely the right to receive the Merger Consideration in respect of the shares of Company Common Stock evidenced by such certificate and shall have no other rights. No interest shall accrue or be payable on any Merger Consideration except as set forth in Section 4.1(c)(i)(A) under the Note.

         4.8.     Closing of Company Transfer Books.

         At the Effective Time, the stock transfer books of Company shall be closed, and no transfer of Company Common Stock shall thereafter be made. In addition, Company and the Shareholders will take no action to transfer any shares of Company Common Stock from and after the date hereof without first obtaining the prior written consent of Parent.

         4.9.     Taking of Necessary Action; Further Action.

         Each of the parties hereto will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Subsidiary, the officers and directors of Company and Subsidiary immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary reasonable action.

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS

         Company and the Shareholders, jointly and severally, represent and warrant to Parent and Subsidiary as follows:

         5.1.     Organization and Good Standing.

                  (a) Schedule 5.1 contains a complete and accurate list of Company's jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

                  (b) Company has delivered to Subsidiary true and correct copies of its Organizational Documents, minute books and stock records, each as currently in effect.

                  (c) The Shareholders which are trusts have been duly organized and are validly existing under the laws of the State of Georgia and the trustee of such trusts have all power and authority to conduct the business of the trust, including, without limitation, all power and authority to cause the trust to enter into and perform the obligations of the trust under this Agreement.

         5.2.     Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Company and each Shareholder, enforceable against Company and each Shareholder in accordance with its terms. Upon the execution and delivery by Company and each Shareholder, as appropriate, of the Certificate of Merger, the Employment Agreement, the Noncompetition Agreements and the Real Property Agreements (collectively, the "Company's Closing Documents"), the Company's Closing Documents will constitute the legal, valid, and binding obligations of Company and the Shareholders, enforceable against Company and the Shareholders in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership or similar Applicable Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Company has the absolute and unrestricted corporate power and authority to execute and deliver this Agreement and the Company's Closing Documents and to perform its obligations under this Agreement and the Company's Closing Documents. Each Shareholder which is a trust has the power and authority to execute and deliver this Agreement and the Company's Closing Documents to be executed by it and to perform its obligations under this Agreement and the Company's Closing Documents to be executed by it. Each Shareholder who is an individual has the capacity to execute and deliver this Agreement and the Company's Closing Documents to be executed by him or her and to perform his or her obligations under this Agreement and the Company's Closing Documents to which he or she is a party.

                  (b) Except as set forth in Schedule 5.2(b), neither the execution and delivery of this Agreement nor the consummation or performance by the Company and the Shareholders of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Company, except for any Governmental Authorizations which would not have a Material Adverse Effect on the Company;

                           (iv) cause Company to become subject to, or to become liable for the payment of, any material Tax;

                           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract, except for any of the foregoing which would not have a Material Adverse Effect on the Company; or

                           (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Company.

                  (c) Company is acquiring the Parent Common Stock and the M Corp. Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Company and each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

         5.3.     Capitalization.

         The authorized equity securities of Company consist of 1,000,000 shares of voting common stock and 100,000,000 shares of non-voting common stock, each par value $1.00 per share, of which 341,250 shares of voting common stock and 33,700,000 shares of non-voting common stock are issued and outstanding and constitute the Company Common Stock and are held as set forth in Schedule 5.3. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Company Common Stock, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Company. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Company. None of the outstanding equity securities or other securities of Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in Schedule 5.3, Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         5.4.     Financial Statements.

         Company has delivered to Subsidiary (a) the audited balance sheets of Company as at May 31, 1997, and June 1, 1996, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Robertson & Company, independent auditors, and (b) the unaudited balance sheet of the Company as of May 30, 1998, and the related statement of income for the fiscal year then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the last audited statement); the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved. Except as set forth on Schedule 5.4, Company has not been advised in writing by any attorney representing it that there are any "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board of March, 1975), which would be required to be disclosed or accrued in financial statements of the Company were such statements prepared as of the date hereof. No financial statements of any Person other than Company are required by GAAP to be included in the financial statements of Company. The May 30, 1998, audited financial statements of the Company shall be delivered no later than August 31, 1998, including the audited balance sheet of the Company as of May 30, 1998 (the "Balance Sheet"), and, when delivered, shall be deemed to constitute a portion of the Supplement entitling the Parent to such rights and obligations applicable with respect to the Supplement, except that the ten
(10) day period referenced in Section 4.3 shall commence on the date of delivery of such financial statements.

         5.5.     Books and Records.

         The books of account stock record books, and other records of Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. With respect to the minute books of Company, Company has taken no action not reflected in the minutes which would have a Material Adverse Effect on the Company.

         5.6.     Title to Properties; Encumbrances.

         Schedule 5.6 contains a list of all Real Property, Leased Real Property, or other interests in Real Property owned by Company. Except as set forth in Schedule 5.6, Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or reflected as owned in the books and records of Company, including all of the properties and assets reflected in the Balance Sheet and the Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 5.6 and personal property sold since the date of the Balance Sheet and the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Company since the date of the Balance Sheet (except for property, inventory and other assets acquired, sold, consumed or disposed of since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All properties and assets reflected in the Balance Sheet and the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current Taxes not yet due or which are contested in good faith by appropriate proceedings, and
(d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of Company, and (ii) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by Company lie wholly within the boundaries of the real property owned by Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         5.7.     Condition and Sufficiency of Assets.

         Except as set forth on Schedule 5.7, to the Knowledge of the Company, the buildings, facilities, structures, and equipment of Company are in operating condition and repair, and are adequate for the uses to which they are being put, and such buildings, facilities, structures, or equipment have been maintained in all material respects in accordance with industry standards, except for failures to maintain which could not have a Material Adverse Effect. The building, facilities, structures, and equipment of Company are sufficient in all material respects for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

         5.8.     Accounts Receivable.

         All accounts receivable of Company that are reflected on the Balance Sheet or on the accounting records of Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To Company's Knowledge, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of Company as of the Closing Date (which reserves, to Company's Knowledge, are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).

         5.9.     Inventory.

         All inventory of Company reflected in the Balance Sheet consists in all material respects of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items, normal defects and deficiencies, returns and allowances, and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Company.

         5.10.    No Undisclosed Liabilities.

         Except as set forth in Schedule 5.10, to the Knowledge of the Company, Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         5.11.    Taxes.

                  (a) Company has elected to be taxed in accordance with the provisions of Subchapter S of the IRC, which election shall remain in effect up to the Effective Time. Since the effective date of its election to be taxed in accordance with this provision of Subchapter S of the IRC, none of the Company or the Shareholders has taken any action or failed to take any action which would result in the Company failing to be so qualified.

                  (b) Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Company has made available to Subsidiary copies of, and Schedule 5.11(b) contains a complete and accurate list of, all filings prepared by the Company with respect to income for federal income tax purposes since May, 1994. Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to Tax Returns or otherwise, or pursuant to any assessment received by Company, except such Taxes, if any, as are listed in
Schedule 5.11(b) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Balance Sheet.

                  (c) The United States federal and state income Tax Returns of Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through May, 1994. Schedule 5.11(c) contains a complete and accurate list of all audits of all Tax Returns from May, 1994, through such period, including a description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 5.11(c), are being contested in good faith by appropriate proceedings. Schedule 5.11(c) describes all adjustments to the United States federal income Tax Returns filed by Company for all taxable years since May, 1994, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 5.11(c), Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Company or for which Company may be liable.

                  (d) To Company's Knowledge, the charges, accruals, and reserves with respect to Taxes on the books of Company are adequate (determined in accordance with GAAP). To Company's Knowledge, there exists no proposed tax assessment against Company except as disclosed in the Balance Sheet or in
Schedule 5.11(d). No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Company. Except as set forth in Schedule 5.11(d), all Taxes that Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (e) All Tax Returns filed by Company since May, 1994 are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by Company after the date of this Agreement.

         5.12.    No Material Adverse Change.

         Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, working capital or condition of Company taken as a whole, and no event has occurred or circumstance exists that may result in such a material adverse change, except such changes as may result from general economic conditions in each of the markets served by Company, matters affecting the industry as a whole, and possible adverse changes resulting, directly or indirectly, from the existence of this Agreement and the transactions contemplated hereby.

         5.13.    Employee Benefits.

                  (a) Except as disclosed on Schedule 5.13(a), no other corporation, trade, business, or other entity, other than Company, would now or in the past constitute a single employer within the meaning of Section 414 of the IRC. Company and any other entities which now or in the past constitute a single employer within the meaning of IRC
Section 414 are hereinafter collectively referred to as the "Company Group."

                  (b) Schedule 5.13(b) contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which Company currently maintains or contributes to on behalf of its employees:

                           (i)      Any employee benefit plan as defined in
                  Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

                           (ii)     Any other pension, profit sharing,
                  retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

                  The plans, programs, policies, or arrangements described in subparagraph (i) or (ii) above are hereinafter collectively referred to as the "Company Plans." Company has delivered to Subsidiary true and complete copies of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with (A) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney's response to an auditor's request for information for each of the three most recently completed plan years; and (C) financial statements and actuarial reports, if any, for each Company Plan for the three most recently completed plan years.

                  (c) Except as to those plans identified on Schedule 5.13(c) as tax-qualified Company Plans (the "Company Qualified Plans"), no member of the Company Group maintains or previously maintained a Company Plan which meets or was intended to meet the requirements of IRC Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each Company Qualified Plan qualifies under IRC Section 401(a) and that any related trust is exempt from taxation under IRC Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Company Qualified Plan have been delivered to Purchaser. Except as disclosed on Schedule 5.13(c), no Company Qualified Plan has been amended since the issuance of each respective determination letter. The

Company Qualified Plans currently comply in form with the requirements under IRC
Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the Company Qualified Plans is pending before or, to Company's Knowledge, is threatened by the IRS. The Company Qualified Plans have been administered in all material respects according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been administered in all material respects in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of IRC Section 401(a). To Company's Knowledge, no member of the Company Group or any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts. Any Company Qualified Plan which is required to satisfy IRC Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, IRC Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

                  (d) Each member of the Company Group is in material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

                  (e) Except as expressly identified on Schedule 5.13(e), no termination or partial termination of any Company Qualified Plan has occurred nor has a notice of intent to terminate any Company Qualified Plan been issued by a member of the Company Group.

                  (f) No member of the Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA
Section 3(2) that is or was subject to Title IV of ERISA.

                  (g) Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of the Company Plans and in accordance with applicable laws and contracts to be paid as a contribution to each Company Plan. In conformity with GAAP, the Balance Sheet accurately reflects all obligations for accrued benefits under any non-qualified deferred compensation or supplemental retirement plans.

                  (h) No member of the Company Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

                  (i) No member of the Company Group nor, to the Company's Knowledge, any other "disqualified person" or "party in interest" (as defined in IRC Section 4975 and ERISA Section 3(14), respectively) with respect to the Company Plans, has engaged in any "prohibited transaction" (as defined in IRC
Section 4975 or ERISA Section 406). All members of the Company Group and, to the Company's Knowledge, all "fiduciaries" (as defined in ERISA

Section 3(21)) with respect to the Company Plans, including any members of the Company Group which are fiduciaries as to a Company Plan, have complied in all respects with the requirements of ERISA Section 404. No member of the Company Group and no party in interest or, to the Company's Knowledge, disqualified person with respect to the Company Plans has taken or omitted any action which could lead to the imposition of an excise tax under the IRC or a fine under ERISA.

                  (j) Each member of the Company Group has complied in all material respects with the continuation coverage requirements of Section 4980B of the IRC, Section K, Chapter 100 of the IRC and ERISA Sections 601 through 608 ("COBRA"), and with the portability, access and renewability provisions of ERISA Sections 701 through 712.

                  (k) Except as disclosed on Schedule 5.13(k), no member of the Company Group will be obligated after the Effective Time to make any nondeductible contributions to any Company Plan.

                  (l) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or, to the Company's Knowledge, threatened against any Company Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

                  (m) Other than health continuation coverage required by COBRA, no member of the Company Group has any obligation to any retired or former employee or any current employee of the Company to provide any benefits upon retirement or termination of employment under any Company Plan.

                  (n) Since May 31, 1997, no member of the Company Group has (i) increased the rate of compensation payable or to become payable to any of the employees of the Company and its Subsidiaries, other than in the normal course of business and consistent with past practice; (ii) made any commitment and has not incurred any liability to any labor union; (iii) paid or agreed to pay any bonuses or severance pay not reflected in the unaudited financial statements as of May 30, 1998, described in Section 5.4 or as described in
Schedule 5.13(n); (iv) increased any benefits or rights under any Company Plan; and (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Company Plan.

         5.14.    Compliance with Legal Requirements; Governmental
Authorizations.

                  (a)      Except as set forth in Schedule 5.14(a):

                           (i) Company is in compliance in all material respects with each material Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) To Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any material Legal Requirement; and

                           (iii) Company has not received, at any time since January 1, 1995, any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement.

                  (b)      Except as set forth in Schedule 5.14(b):

                           (i) Company is in material compliance with all of the terms and requirements of each material Governmental Authorization;

                           (ii) To Company's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any material Governmental Authorization; and

                           (iii) Company has not received, at any time since January 1, 1995, any written notice from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any material Governmental Authorization.

         5.15.    Legal Proceedings; Orders.

                  (a) Except as set forth in Schedule 5.15, there is no pending Proceeding to which Company is a party:

                           (i) except for individual claims of less than $5,000, that has been commenced by or against Company or that could impair the Company's use of any of its material assets; or

                           (ii) that challenges, or that to Company's Knowledge may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Schedule 5.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Business taken as a whole.

                  (b)      Except as set forth in Schedule 5.15 :

                           (i) there is no material Order to which Company, or any of the assets owned or used by Company, is subject; and

                           (ii) to the Knowledge of Company, no executive officer, director or key employee of Company is subject to any Order that prohibits such officer, director or key employee from engaging in or continuing any conduct, activity, or practice relating to the Business, except Orders that would not have a Material Adverse Effect on Company.

         5.16.    Absence of Certain Changes and Events.

         Except as set forth in Schedule 5.16, since the date of the Balance Sheet, Company has conducted its business only in the Ordinary Course of Business in all material respects and there has not been any:

                  (a) change in Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b)      amendment to the Organizational Documents of Company;

                  (c) payment or increase by Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, except for year-end bonuses to any such individual to the extent accrued in the financial statements referenced in Section 5.4 hereof;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Company;

                  (e) damage to or destruction or loss of any asset or property of Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Company taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;

                  (g) sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any material asset or property of Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Company;

                  (h) cancellation or waiver of any material claims or rights;

                  (i)      change in the accounting methods used by Company; or

                  (j) agreement, whether oral or written, by Company to do any of the foregoing.

         5.17.    Contracts; No Defaults.

                  (a) Schedule 5.17(a) contains a complete and accurate list, and Company has delivered or will deliver to Subsidiary true and complete copies, of:

                           (i) each Applicable Contract that involves performance of services or delivery of goods or materials by Company of an amount or value in excess of $1,000,000;

                           (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to Company of an amount or value in excess of $1,000,000;

                           (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Company in excess of $100,000;

                           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                           (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets which are used by the Company but excluding standard nondisclosure agreements and licenses of commercially available software;

                           (vi) each collective bargaining agreement and other Applicable Contract to which the Company is a party or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture or partnership to which the Company is a party, and other Applicable Contract to which the Company is a party (however named) involving a sharing of profits, losses, costs, or liabilities by Company with any other Person;

                           (viii)   each Applicable Contract containing
                  covenants that in any way purport to materially restrict the business activity of Company or Executive or limit the freedom of Company or Executive to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than commission arrangements with sales employees of the Company entered into in the Ordinary Course of Business;

                           (x) each power of attorney granted by the Company that is currently effective and outstanding;

                           (xi) each outstanding Applicable Contract for capital expenditures in excess of $100,000;

                           (xii) each outstanding written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Company other than in the Ordinary Course of Business; and

                           (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing (the Contracts, identified or required to be identified in this Section 5.17(a)(i) - (xiii) collectively, the "Material Contracts").

                  (b) Except as set forth in Schedule 5.17(b), no Shareholder (and no Related Person of any Shareholder) has or may acquire any rights under, or has or may become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned or used by, Company.

                  (c) Except as set forth in Schedule 5.17(c), each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership or similar Applicable Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (d)      Except as set forth in Schedule 5.17(d):

                           (i) Company is in compliance in all material respects with all applicable terms and requirements of each Material Contract under which Company has or had any obligation or liability;

                           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

                           (iii) Company has not given to or received from any other Person, at any time since May 31, 1997, any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Company under current or completed Material Contracts with any Person and to the Knowledge of Company no such Person has made written demand for such renegotiation.

         5.18.    Insurance.

                  (a) Company has delivered to Subsidiary or will deliver prior to finalization of the Supplement true and complete copies of all policies of insurance to which Company is a party or the payor and under which Company, or any director of Company, is or has been covered at any time since May, 1997.

                  (b)      Schedule 5.18(b) describes:

                           (i) any self-insurance arrangement by or affecting Company, including any reserves established thereunder; and

                           (ii) any material contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Company.

                  (c)      Except as set forth on Schedule 5.18(c):

                           (i) All policies to which Company is a party or that provide coverage to Company or any director or officer of Company

                                    (A)      are valid and outstanding; and

                                    (B)      do not provide for any
                           retrospective premium adjustment or other experienced-based liability on the part of Company.

                           (ii) Company has not received (A) any written refusal of coverage or any written notice that a defense will be afforded with reservation of rights, or (B) any written notice or, to Company's Knowledge, oral notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) Company has paid all premiums due, and have otherwise performed all of its material obligations, under each insurance policy to which Company is a party or the payor and that provides coverage to Company or any director thereof.

                           (iv) To Company's Knowledge, Company has given notice to the insurer of all claims that may be insured thereby.

         5.19.    Environmental Matters.

         Except as set forth in Schedule 5.19:

                  (a) Company is, and at all times has been, in material compliance with, and has not been and is not in material violation of or materially liable under, any Environmental Law. Company has no basis to expect, nor has Company or any other Person for whose conduct it is or may be held to be responsible received, any written order, notice, or other written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any alleged material violation or failure to comply with any Environmental Law, or of any alleged material obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no material pending or to the Knowledge of Company, Threatened claims or Encumbrances of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any alleged violation of or noncompliance with Environmental Law, with respect to any of the Facilities or any other properties and assets in which Company has or had an interest.

                  (c) Company has not received any written citation, Order, summons, warning, or notice of violation that relates to the Release of Hazardous Materials, or any alleged or actual violation or failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Company, or any other Person for whose conduct it is or may be held responsible, has no material Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which Company (or any predecessor) had an interest.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities except in material compliance with all applicable Environmental Laws.

                  (f) There has been no material Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets in which Company had an interest.

                  (g) Company has delivered to Subsidiary true and complete copies and results of any material reports, studies, analyses, tests, or monitoring possessed or initiated by Company pertaining to Hazardous Materials in, on, or under the Facilities, or concerning compliance by

Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

         5.20.    Employees.

                  (a) Schedule 5.20(a) contains a list of the following information for each full-time, part-time or temporary salaried employee or director of Company whose annual compensation exceeds or will exceed $50,000, including each such employee on leave of absence or layoff status: name; job title; current employment status and current compensation. Schedule 5.20(a) also contains a list of all written contracts of employment to which Company is a party with such employees, except for contracts which can be terminated without liability upon not more than thirty (30) days notice.

                  (b)      To Company's Knowledge, except as set forth on
Schedule 5.20(b), no employee or director of Company listed on Schedule 5.20(a) is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that, to the Knowledge of the Company, in any way adversely affects or will affect (i) the performance of his duties as an employee or director, or (ii) the ability of the Company to conduct the Business.

                  (c) Schedule 5.20(c) also contains a complete and accurate list of the following information for each retired employee or director of Company, or their dependents, receiving benefits or scheduled to receive benefits from the Company in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         5.21.    Labor Relations; Compliance.

         Company is not a party to any collective bargaining or other labor Contract. Except as set forth on Schedule 5.21, there has not been, there is not presently existing, and to Company's Knowledge there is not threatened (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any pending proceeding against or affecting Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Company, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by Company, and no such action is contemplated by the Company. Company has complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing.

         Schedule 5.21 contains a complete list of employment-related lawsuits and/or governmental administrative proceedings in each case for which the liability of the Company exceeds $5,000 to which Company is currently a party. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

         5.22.    Intellectual Property.

                  (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

                           (i) Company's name, all fictional business names, trade names, styles, registered and unregistered trademarks, service marks, and applications owned by the Company and used in its Business (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions and discoveries that may be patentable owned by the Company and used in its Business (collectively, "Patents");

                           (iii) all copyrights in both published works and unpublished works owned by the Company and used in its Business (collectively, "Copyrights"); and

                           (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints to the extent the same are trade secrets under the laws of Georgia owned or licensed by or to Company as licensee or licensor (collectively, "Trade Secrets").

                  (b)      Agreements.

                  Schedule 5.22(b) describes any royalties paid or received by Company, under all Contracts relating to the Intellectual Property Assets for which payments exceed $20,000 per year, , except for licenses for commonly available software programs under which Company is the licensee. There are no outstanding and, to Company's Knowledge, no Threatened disputes or disagreements between Company and any third party with respect to any such agreement.

                  (c)      Know-How Necessary for the Business

                  The Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. Except as set forth on
Schedule 5.22(c), Company is the owner of all right, title, and interest in and to each of such Intellectual Property Assets that it purports to own, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (d)      Patents

                           (i) Schedule 5.22(d) contains a complete and accurate list of all Patents. Company is the owner of all right, title and interest in and to each of the

                  Patents, free and clear of all liens, security interest, charges, encumbrances, equities and other adverse claims.

                           (ii) All of the issued Patents are currently in compliance in all material respects with formal legal requirements, are valid and enforceable and are not subject to any maintenance fees or taxes falling due within ninety (90) days after the Closing Date.

                           (iii) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceedings. To Company's Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iv) No Patent is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the products manufactured or sold, nor any process or know-how used by the Company, materially infringes any patent or proprietary right of any other Person.

                  (e)      Trademarks

                           (i) Schedule 5.22(e) contains a complete and accurate list and summary description of all Marks registered with the U.S. Patent and Trademark Office. Except as set forth in Schedule 5.22(e), Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii)     To Company's Knowledge, there is no
                  potentially interfering trademark or trademark application of any third party.

                           (iii) To Company's Knowledge, no Mark is infringed or has been challenged or threatened in any way. To Company's Knowledge, none of the Marks used by Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (f)      Copyrights

                           (i) Schedule 5.22(f) contains a complete and accurate list and summary description of all Copyrights material to the conduct of the Business. Company is the owner of all right, title, and interest in and to each of such Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) To Company's Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To Company's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (g)      Trade Secrets

                           (i) Company has taken commercially reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets material to the conduct of the Business.

                           (ii) Company has good title and an absolute right to use the Trade Secrets. To Company's Knowledge, the Trade Secrets are not part of the public knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than Company) or to the detriment of Company. To Company's Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         5.23.    Certain Payments.

         Neither Company nor any director, officer, agent, or employee of Company acting for or on behalf of Company, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of the rights of third parties (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of Company, or
(iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Company.

         5.24.    Disclosure.

                  (a) No representation or warranty of Company or Shareholders in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to Company or any Shareholder that has specific application to the Business (other than general economic or industry conditions and possible adverse changes resulting directly or indirectly from the existence of this Agreement or the Contemplated Transactions) which the Company or such Shareholder reasonably expects would materially adversely affect the assets, business, prospects, financial condition, or results of operations of Company that has not been set forth in this Agreement or the Disclosure Schedule.

         5.25.    Relationships with Related Persons.

         Except as set forth in Schedule 5.25, and except for property subject to the Real Property Agreements, no Related Person of Company has, or since 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), owned or licensed by Company and used in or pertaining to the Business. No Related Person of Company is, or since 1996 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with Company.

         5.26.    Brokers or Finders.

         Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         5.27.    Tax-Free Nature of Transaction.

                  (a) As of the Effective Time, the fair market value of the Parent Common Stock and other property received by each Shareholder in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

                  (b) The Company has not made and will not make any distributions to its Shareholders with respect to its capital stock, prior to or in connection with the Merger, other than distributions contemplated by Section 4.1(c)(ii) and Section 7.7 hereof.

                  (c) The Company has not and will not sell, transfer, assign, or otherwise dispose of any of its assets (other than for distributions contemplated by Section 4.1(c)(ii) and Section 7.7 hereof) in contemplation of the Merger other than in the ordinary course of business and payments for expenses incurred in connection with the Merger.

                  (d) Company has not and will not redeem, purchase or acquire any of the outstanding shares of Company Common Stock prior to or in connection with the Merger.

                  (e) No person who is related to Company, as determined under the rules of Treasury Regulations Section 1.368-1(e)(3), has or will purchase, acquire, exchange or transfer shares of Company Common Stock prior to the Effective Time.

                  (f) Other than distributions, payments and bonuses contemplated by Section 4.1(c)(ii) and Section 7.7 hereof, cash or other property paid to employees of Company prior to the Effective Time, but during the period the Merger was contemplated, has been or will be paid in the ordinary course of business.

                  (g) Company will continue to operate its historic business through the Effective Time.

                  (h) Company will pay its expenses and not more than $250,000 of Shareholder expenses incurred in connection with the Merger.

                  (i) There is no indebtedness existing between Parent and Company or between Subsidiary and Company that was issued, acquired, or will be settled at a discount.

                  (j) Company is not and will not be at the Effective Time an investment company as defined in section 368(a)(2)(f)(iii) and (iv) of the Code.

                  (k) At the Effective Time, the fair market value of the assets of Company will exceed the aggregate liabilities of Company, plus the amount of liabilities, if any, to which the assets are subject.

                  (l) Company is not and will not be at the Effective Time under the jurisdiction of a court in a title 11 or similar case within the meaning of IRC Section 368(a)(3)(a).

                  (m) Other than distributions, payments and bonuses contemplated by Section 4.1(c)(ii) and Section 7.7 hereof, no compensation received by any Shareholder of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent stock received by any Shareholder of Company will be separate consideration for, or allocable to, any employment agreement; and the employment-based compensation paid to any Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         5.28.    Charter Provisions, Etc.

         Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the Contemplated Transactions do not and will not result in the grant of any rights to any Person (other than the Shareholders) under the Organizational Documents of Company or restrict the ability of Parent to otherwise exercise the rights of the Shareholder with respect to shares of the Company, and the transactions contemplated by this Agreement are exempt from any applicable "moratorium," "fair price," "business combination," "control share" or other anti-takeover laws under the GBCC.

         5.29.    Board and Shareholder Approval.

         The board of directors of the Company and all of the shareholders of the Company have, in strict compliance with the provisions of the GBCC, approved and authorized this Agreement, the Merger and the Contemplated Transactions, in each case without condition, limitation or restriction.

         5.30.    Year 2000 Compliance.

         The Company has (i) initiated a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in all material respects in accordance with that timetable. Based on the foregoing, and assuming the plan is implemented after the Effective Time, all computer applications that are material to the Company's business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the Business.

6.       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

         Parent and Subsidiary, jointly and severally, represent and warrant to Company as follows:

         6.1.     Organization and Good Standing.

         Each of Parent and Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Subsidiary is a newly formed, wholly-owned subsidiary of Parent formed for the sole purpose of consummating the Contemplated Transactions and has not conducted any business other than as expressly set forth in or contemplated by this Agreement.

         6.2.     Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Parent and Subsidiary, enforceable against Parent and Subsidiary in accordance with its terms. Upon the execution and delivery by Parent and Subsidiary of the Certificate of Merger, the Employment Agreement and the Real Property Agreements (collectively, the "Subsidiary's Closing Documents"), the Subsidiary's Closing Documents will constitute the legal, valid, and binding obligations of Parent and Subsidiary, enforceable against Parent and Subsidiary in accordance with their respective terms. Parent and Subsidiary have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Subsidiary's Closing Documents and to perform its obligations under this Agreement and the Subsidiary's Closing Documents.

                  (b) Neither the execution and delivery of this Agreement by Parent and Subsidiary nor the consummation or performance of any of the Contemplated Transactions by Parent and Subsidiary will directly or indirectly give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Parent's or Subsidiary's Organizational Documents;

                           (ii) any resolution adopted by the board of directors or the stockholders of Parent or Subsidiary;

                           (iii) any Legal Requirement or Order to which Parent or Subsidiary may be subject, other than pursuant to the HSR Act; or

                           (iv) any material Contract to which Parent or Subsidiary is a party or by which Parent or Subsidiary may be bound.

         Except pursuant to the HSR Act or as described above, neither Parent nor Subsidiary is required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         6.3.     Capitalization of Parent Common Stock.

         The authorized and issued equity securities of Parent are as set forth in the 10-K of Parent with respect to the period ended December 31, 1997, a copy of which, together with the annual report of the Parent, has been delivered to Company. The shares of Parent Common Stock to be issued to Company under this Agreement have been duly authorized and, when issued, will be validly issued and fully paid and non-assessable. None of the shares of Parent Common Stock or M Corp. Stock, when and if delivered pursuant to this Agreement, will (a) be in breach or violation of any applicable statutory or contractual preemptive right or other contractual rights of any kind (including any rights of first offer or refusal) of any Person or any federal or state securities laws or the rules and regulations thereunder, or (b) be subject to any shareholders, voting, transfer or other agreement with any Person, except that certain Shareholders Agreement between M Corp. and Parent dated August 7, 1998, which will terminate as to the M Corp. Stock held by the Shareholders as of the date of transfer of the M Corp. Stock to the Shareholders.

         6.4.     SEC Reports.

         All reports, statements and other documents that Parent is responsible for filing with the Securities Exchange Commission in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Legal Requirements. Since January 1, 1995, all reports, statements and other documents filed by Parent with the Securities Exchange Commission complied in all material respects with applicable Legal Requirements and did not as of the date made contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (all such documents collectively, the "SEC Reports"). Since the date of the last SEC Report consisting of a 10-Q, there has not been any material adverse change in the business, operations, properties, prospects, assets, working capital or condition of Parent, taken as a whole, and no event has occurred or circumstance exists that may result in such a material adverse change. To Parent's Knowledge, there is no material event or condition with respect to M Corp. not disclosed in M Corp.'s reports filed with the Securities Exchange Commission which Parent believes is reasonably likely to have a Material Adverse Effect on M Corp. Each of the Parent financial statements (including, in each case, any related notes) included in the Parent SEC Reports
(i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and (ii) fairly present in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         6.5.     Certain Proceedings.

         There is no pending Proceeding that has been commenced against Parent or Subsidiary and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's and Subsidiary's Knowledge, no such Proceeding has been Threatened. The SEC Reports disclose all Proceedings pending against Parent or Subsidiary which are required under Applicable Law to be disclosed therein.

         6.6.     M Corp. Stock.

         If Parent shall deliver M Corp. Stock in payment of the Note: (i) the transfer of such M Corp. Stock to the Shareholders shall comply, in all material respects, with all Legal Requirements in connection with such transfer, and (ii) the Shareholders will receive the M Corp. Stock free and clear of all Encumbrances and freely tradable without restriction (other than prospectus-delivery obligations under Form S-3 registrations).

         6.7.     Brokers or Finders.

         Parent and Subsidiary and their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

7.       COVENANTS OF COMPANY PRIOR TO CLOSING DATE

         7.1.     Access and Investigation.

         For the sole purpose of the Contemplated Transactions, between the date of this Agreement and the Closing Date, Company will, and will cause its Representatives to, (a) afford Subsidiary and its Representatives (collectively, "Subsidiary's Advisors") reasonable access to Company's personnel, properties (including for purposes of subsurface and other environmental testing), contracts, books and records, and other documents and data, (b) furnish Subsidiary and Subsidiary's Advisors with copies of all such contracts, books and records, and other existing documents and data as Subsidiary may reasonably request, and (c) furnish Subsidiary and Subsidiary's Advisors with such additional financial, operating, and other data and information as Subsidiary may reasonably request.

         7.2.     Operation of the Business of Company.

         Between the date of this Agreement and the Closing Date, except as set forth in Section 7.7, Company will:

                  (a) conduct the business of Company only in the Ordinary Course of Business;

                  (b) use its Best Efforts to preserve intact the current business organization, keep available the services of the current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Company;

                  (c) confer with Subsidiary concerning operational matters of a material nature, in compliance with Legal Requirements; and

                  (d) otherwise report periodically to Subsidiary concerning the status of the business, operations, and finances of Company, in compliance with Legal Requirements.

         7.3.     Negative Covenant.

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Company will not, without the prior consent of Subsidiary which will not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within its control, as a result of which, to the Company's Knowledge, any of the changes or events listed in Section 5.16 is likely to occur.

         7.4.     Required Approvals.

         As promptly as practicable after the date of this Agreement, Company will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Company will (a) reasonably cooperate with Subsidiary with respect to all filings that Subsidiary elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) reasonably cooperate with Subsidiary in obtaining all material consents (including taking all actions reasonably requested by Subsidiary to cause early termination of any applicable waiting period under the HSR Act); provided that this Agreement will not require Company to dispose of or make any change in any portion of its Business or to incur any other burden to obtain a Governmental Authorization.

         7.5.     Notification.

         Between the date of this Agreement and the Closing Date, Company will promptly notify Subsidiary in writing if Company becomes aware of any fact or condition that causes or constitutes a material breach of Company's representations and warranties as of the date of this Agreement, or if Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Company will promptly notify Subsidiary if Company becomes aware of the occurrence of any material breach of any covenant of Company in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

         7.6.     Indebtedness of Related Persons.

         Except as expressly provided in this Agreement, Company will cause all indebtedness owed to Company by any Related Person to be paid in full prior to or simultaneous with Closing. All indebtedness of Company to any Shareholder existing on the date hereof will be resolved without an adverse effect on the tax-free nature of the Merger under Section 368(a) of the IRC.

         7.7.     Permitted Distributions.

         Notwithstanding the provisions of Section 7.2 and 7.3 hereof:

                  (a) Subject to the provisions of the GBCC, Company shall be entitled to make one or more distributions on the Company Common Stock to its Shareholders of cash or a promissory note in an aggregate amount not to exceed $130 million, bearing interest at nine percent (9%) per annum and otherwise having terms and conditions reasonably satisfactory to Parent and Company. All such distributions shall result in a reduction of Merger Consideration as provided in Section 4.1(c) of this Agreement. Additionally, the Company, in its discretion, shall be entitled to obtain commercially reasonable third party financing to fund the payment of all or any portion of such distribution prior to the Effective Time.

                  (b) Company shall be entitled to accrue on its financial statements special bonuses to be paid to certain key employees of the Company in an aggregate amount to not exceed $25 million, as provided in Section 4.1(c)(ii)(B), which shall be paid by the Surviving Corporation immediately following the Effective Time. As provided in Section 4.1(c)(ii)(B), such bonuses may be paid in cash or Parent Common Stock or a combination thereof. All such bonuses shall constitute a reduction in the Merger Consideration as provided in
Section 4.1(c).

         7.8.     No Negotiation.

         Until such time, if any, as this Agreement is terminated pursuant to
Section 11, neither Company nor any Shareholder will directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent and Subsidiary) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of Company, or any of the capital stock of Company, or any merger, consolidation, business combination, or similar transaction involving Company.

         7.9.     Best Efforts.

         Except as set forth in the proviso of Section 7.4, between the date of this Agreement and the Closing Date, Company will use its Best Efforts to cause the conditions in Sections 9 and 10 to be satisfied by the Company.

8.       COVENANTS OF PARENT AND SUBSIDIARY PRIOR TO CLOSING DATE

         8.1.     Access and Investigation.

         Between the date of this Agreement and the Closing Date, Parent will, and will cause its Representatives to, afford Shareholders and their Representatives access to such financial information with respect to Parent and access to ask questions of the officers of Parent as such parties may reasonably request, subject to obtaining appropriate confidentiality agreements from such Persons.

         8.2.     Notification.

         Between the date of this Agreement and the Closing Date, Parent will promptly notify Company in writing if Parent becomes aware of any fact or condition that causes or constitutes a material breach of Parent's representations and warranties as of the date of this Agreement, or if Parent becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Parent will promptly notify Company if Parent becomes aware of the occurrence of any material breach of any covenant of Parent in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

         8.3.     Approvals of Governmental Bodies.

         As promptly as practicable after the date of this Agreement, Parent and Subsidiary will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Parent and Subsidiary (i) will cooperate with Company with respect to all filings that Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Company in obtaining all consents required under this Agreement; provided that this Agreement will not require Parent or Subsidiary to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         8.4.     Board of Directors of Parent.

         Parent shall cause its Board of Directors to nominate and appoint Executive to fill a vacancy on its Board of directors effective as of the day immediately following the Closing Date, and Executive agrees to serve for the unexpired term of such vacancy.

         8.5.     Best Efforts.

         Except as set forth in the proviso to Section 8.1, between the date of this Agreement and the Closing Date, Parent and Subsidiary will use its Best Efforts to cause the conditions in Sections 9 and 10 to be satisfied by Parent and Subsidiary.

         8.6.     Operation of Business of Parent.

         Between the date of this Agreement and the Closing Date, Parent will not:

                  (a) enter in to any agreement to dissolve, consolidate or sell a substantial portion of its assets; or

                  (b) take any action which would cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the IRC.

9.       CONDITIONS PRECEDENT TO PARENT'S AND SUBSIDIARY'S OBLIGATION TO CLOSE

         Parent's and Subsidiary's obligation to effect the Merger and to take the other actions required to be taken by Parent and Subsidiary at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent and Subsidiary, in whole or in part):

         9.1.     Accuracy of Representations.

         Company's representations and warranties in this Agreement must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, except in each case, for inaccuracies that will not have a Material Adverse Effect on Company or the Business of the Company, taken as a whole.

         9.2.     Company's Performance.

                  (a) The covenants and obligations that Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects, except in each case for failures to perform or comply that would not have a Material Adverse Effect on the Company or the Business, taken as a whole.

                  (b) Company must have delivered each of the documents required to be delivered by Company pursuant to Section 4.2.

         9.3.     Consents.

         Each of the Consents identified in Schedule 9.3 must have been obtained and must be in full force and effect.

         9.4.     Additional Documents.

         Each of the following documents shall have been delivered to
Subsidiary:

                  (a) opinions of Kinney, Kemp, Sponcler, Joiner & Tharpe and Long Aldridge & Norman LLP, dated the Closing Date, substantially in the forms of Exhibit 9.4(a);

                  (b) estoppel certificates executed on behalf of landlords of all Leased Real Property, dated as of a date not more than twenty (20) days prior to the Closing Date, each in a commercially reasonable form; and

                  (c) such other documents as Parent or Subsidiary may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 10.4(a), (ii) evidencing the accuracy of Company's representations and warranties, (iii) evidencing the performance by Company of, or the compliance by Company with, any covenant or obligation required to be performed or complied with by Company, (iv) evidencing the satisfaction of any condition referred to in this Section 9, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         9.5.     No Proceedings.

         Since the date of this Agreement, there must not have been commenced any Proceeding (a) involving any material challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, (b) that reasonably would be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the

Contemplated Transactions, or (c) that involves a claim against Company which could be reasonably expected to have a Material Adverse Effect.

         9.6.     No Claim Regarding Ownership or Sale Proceeds.

         There must not have been made or Threatened by any Person any claim asserting that such Person (other than a Shareholder) (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Company, or (b) is entitled to all or any portion of the Merger Consideration.

         9.7.     No Prohibition.

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Parent or Subsidiary or any Person affiliated with Parent or Subsidiary to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         9.8.     Due Diligence.

         Parent and Subsidiary's due diligence investigation and its review and audit of the Supplement to Disclosure Schedule shall not reveal any fact or circumstance which, following consultation with Company, are so material that it is reasonably likely to result in liability to or adverse financial performance of the Company, taken as a whole, which is materially adverse from the liabilities or financial performance known by Parent prior to the date hereof, which determination, in each case, shall be made by the Board of Directors of Parent in good faith and shall be determined, if at all, within ten (10) days following receipt of the Supplement referenced in Section 4.3.

         9.9.     Tax-Free Reorganization.

         The Merger shall qualify as a tax-free reorganization under Section 368(a) of the IRC.

10.      CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE

         Company's obligation to enter into the Merger and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Company, in whole or in part):

         10.1.    Accuracy of Representations.

         Parent's and Subsidiary's representations and warranties in this Agreement must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on the Closing Date, except in each case inaccuracies that will not have a Material Adverse Effect on Parent, taken as a whole.

         10.2.    Parent's and Subsidiary's Performance.

                  (a) The covenants and obligations that Parent and Subsidiary is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects, except in each case for failures to perform or comply that would not have a Material Adverse Effect on the Company or the Business, taken as a whole.

                  (b) Parent and Subsidiary must have delivered each of the documents required to be delivered by Parent or Subsidiary pursuant to Section
4.2 and must have made the payments required to be made by Parent or Subsidiary pursuant to Sections 4.2(b).

         10.3.    Consents.

         Each of the Consents identified in Schedule 10.3 must have been obtained and must be in full force and effect.

         10.4.    Additional Documents.

         Subsidiary must have caused the following documents to be delivered to
Company:

                  (a) an opinion of Powell, Goldstein, Frazer & Murphy LLP, dated the Closing Date, substantially in the form of Exhibit 10.4(a); and

                  (b) such other documents as Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 9.4(a), (ii) evidencing the accuracy of any representation or warranty of Subsidiary, (iii) evidencing the performance by Subsidiary of, or the compliance by Subsidiary with, any covenant or obligation required to be performed or complied with by Subsidiary, (iv) evidencing the satisfaction of any condition referred to in this Section 10, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         10.5.    No Injunction.

         There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the Contemplated Transactions.

         10.6.    Tax-Free Reorganization.

         The Merger shall qualify as a tax-free reorganization under Section 368(a) of the IRC.

11.      TERMINATION

         11.1.    Termination Events.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Parent or Subsidiary on the one hand, or Company and Shareholders, on the other hand, if a material breach of any provision of this Agreement has been committed by the other parties and such breach has not been waived or cured within ten (10) days after the non-breaching party or parties has notified the breaching party of such breach and its intention to terminate pursuant to this
Section 11;

                  (b)      (i)      by Subsidiary if any of the conditions in
Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent or Subsidiary to comply with its obligations under this Agreement) and Subsidiary has not waived such condition on or before the Closing Date; or (ii) by Company, if any of the conditions in Section 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Company to comply with its obligations under this Agreement) and Company has not waived such condition on or before the Closing Date;

                  (c)      by Subsidiary in accordance with Section 4.3 hereof.

                  (d)      by mutual consent of Subsidiary and Company; or

                  (e) by either Subsidiary or Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement pursuant to this subparagraph (e) to comply fully with its obligations under this Agreement) on or before January 31, 1999, or such later date as the parties may agree upon.

         11.2.    Effect of Termination.

         Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and subject to
Section 11.3, the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.6, 13.8 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party other than pursuant to Section 11.1(a) or 11.1(b), the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         11.3.    Break-up Fee.

         Each party acknowledges that in the event the Merger does not occur, both parties will experience significant damage and incur significant expenses in connection with the Contemplated Transactions. In recognition of that fact and because the amount of Damages which might otherwise accrue would be impossible or difficult to ascertain, the parties hereto hereby agree as follows:

                  (a) In the event either Parent or Subsidiary shall terminate this Agreement pursuant to Section 11.1(a) or 11.1(b) for any reason other than a breach of a representation, warranty or covenant of Company or Shareholders resulting from inaccuracies or failures to perform or comply that will have a Material Adverse Effect on the Company or the Business, taken as a whole, or the failure of the parties to obtain any required approvals under the HSR Act, then Parent shall promptly on demand therefor, pay to Company the sum of $20 million, as liquidated damages and not as a penalty; and

                  (b) In the event either Company or the Shareholders shall terminate this Agreement pursuant to Section 11.1(a) or 11.1(b) for any reason other than a breach of a representation, warranty or covenant of Parent or Subsidiary resulting from inaccuracies or failures to perform or comply that will have a Material Adverse Effect on Parent or Subsidiary, taken as a whole, or the failure of the parties to obtain any required approvals under the HSR Act, , then Company shall promptly on demand therefor, pay to Parent the sum of $20 million, as liquidated damages and not as a penalty.

12.      INDEMNIFICATION; REMEDIES

         12.1.    Survival; Right to Indemnification Not Affected by Knowledge.

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the Supplement to the Disclosure Schedule, the certificate delivered pursuant to Section 4.2(a)(v) and Section 4.2(b)(iv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         12.2.    Indemnification and Payment of Damages by Company and
Shareholders.

         Company (prior to the Closing) and Shareholders, jointly and severally, will indemnify and hold harmless Parent and Subsidiary and their respective directors, officers, employees, agents and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, in each case net of insurance recoveries, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Company or Shareholders in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered at Closing by Company or Shareholders pursuant to this Agreement; provided that to the extent that any such representation and warranty is qualified by whether there is or could result a "Material Adverse Effect," such qualification shall be ignored for purposes of indemnification under this
Section 12.2(a);

                  (b) any breach by Company or Shareholders of any covenant or obligation of Company or Shareholders in this Agreement;

                  (c) any liability or obligation of the Company to a third party not adequately reserved on the Balance Sheet to the extent they arise out of the operation of the Business or Assets of the Company prior to Closing, whether disclosed or undisclosed under this Agreement; provided the Shareholders shall not be liable hereunder unless (i) such liability or obligation results in litigation against the Company, the Surviving Corporation or Parent; and (ii) Parent or Surviving Corporation shall have suffered or incurred Damages with respect to such liability or obligation of not less than $1.0 million (in excess of amounts reserved for such litigation on the Balance Sheet). In no event shall any Indemnified Person be entitled to recover the initial $1.0 million of Damages suffered or incurred with respect to such liability or obligation, but Indemnified Persons shall be entitled to recover all Damages in excess of such $1.0 million without limitation. Damages for purposes of this paragraph (c) shall also include any liability or obligation to any officer, director or employee of the Company for indemnification of such Person in connection with any claim, suit, investigation or other matter arising from the operation of the Business or Assets of the Company prior to Closing. The Surviving Corporation, or Parent on behalf of Surviving Corporation, shall maintain insurance on the Business and Assets which affords, in all material respects, the coverages available to the Company as of the date hereof, and in the event of a claim under this Section 12.2(c), in the event such insurance is not available, the indemnification hereunder shall be reduced by the insurance that otherwise would have been available to pay such claim had it been maintained by the Surviving Corporation or Parent. In the event any such litigation also arises out of the business and operation of Parent prior to the Effective Time, or out of the business and operation of Parent or the Surviving Corporation after the Effective Time, any amount of Damages payable in connection with such litigation which is not clearly attributable to the activities of a particular party shall be allocated among Parent, the Surviving Corporation and Shareholders as may be determined in such litigation or, absent such determination, in such proportion as is appropriate to reflect the relative fault of Parent, the Surviving Corporation and Company (in the case of Shareholders) in connection with such Damages.

         12.3.    Indemnification and Payment of Damages by Parent and
Subsidiary.

         Parent and Subsidiary, jointly and severally, will indemnify and hold harmless Company (prior to the Closing) and Shareholders and their respective Representatives, trustees and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation made by Parent or Subsidiary in this Agreement, any schedule hereto or any other certificate or document delivered or Closing by Parent or Subsidiary pursuant to this Agreement, provided that to the extent any such representation and warranty is qualified by whether there is or could result a Material Adverse Effect, such qualification shall be ignored for purposes of indemnification under this
Section 12.3(a);

                  (b) any breach by Parent or Subsidiary of any covenant or obligation of Parent or Subsidiary in this Agreement; or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such

Person with Parent or Subsidiary (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         12.4.    Indemnification and Payment of Damages by Parent - Other
Matters.

         Parent will indemnify and hold harmless the Shareholders, and will pay to Shareholders an amount equal to the Shareholder's "Additional Tax Liability" (as defined below), in the event that it is determined that the Merger of Company with and into Subsidiary does not qualify as a "reorganization" within the meaning of IRC Section 368(a); provided, however, that Parent shall not be obligated to indemnify the Shareholders under this Section 12.4 in the event that the reason that the Merger fails to qualify as a "reorganization" (as defined above) is the direct result of a breach of a representation set forth in
Section 5.27 or as a direct result of a distribution by the Company other than a distribution permitted under the provisions of Section 7.7. Additional Tax Liability shall mean the aggregate federal and state income tax liability for which the Shareholders are liable regardless of when due or assessed that is a direct result of the failure of the Merger to qualify as a "reorganization" (as defined above), but not in excess of the product of (i) the aggregate fair market value of all of the shares of Parent Common Stock, based upon the closing price of Parent Common Stock on the Closing Date, as reported in the Wall Street Journal, issued to the Shareholders in the Merger, multiplied by (ii) twenty-four percent (24%).

         12.5.    Time Limitations.

         If the Closing occurs, no Indemnified Person will have any liability for indemnification under this Article 12 or otherwise unless on or before the date specified below, an Indemnified Person shall notify in writing the parties against whom indemnification is sought of a claim specifying the factual basis of the claim in reasonable detail to the extent then known:

                  (a) a claim for breach of any representation and warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than representations and warranties set forth in Sections 5.2(a), 5.3 (other than the last sentence of Section 5.3), 5.11(a), 6.2 and 6.3 must be given by written notification of such claim on or before March 31, 2000;

                  (b) a claim for breach of the representations and warranties contained in Sections 5.11(a) must be given by written notification no later than three (3) years following the date the final Subchapter S return with respect to the Company is filed; and

                  (c) a claim for breach of the representations and warranties set forth in Sections 5.2(a), 5.3 (other than the last sentence of Section 5.3), 6.2 and 6.3 or any covenant or obligation which is not to be performed and complied with prior to the Closing Date (including, without limitation, any indemnification under Section 12.2(c) and 12.4) may be made at any time.

         12.6.    Limitations on Amount - Company and Shareholders.

                  (a) Company and Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section
12.2 until the total of all Damages with respect to such matters exceeds $6.0 million (the "Basket"), and then only for the amount by which such Damages exceed $6.0 million; provided that this Section 12.6(a) shall not be applicable to indemnification for Damages under Section 12.2(c) and any amounts paid pursuant to Section 12.2(c) will not be applied or otherwise reduce the Basket.

                  (b) Company's and Shareholders' maximum liability for Damages with respect to a claim for indemnification or reimbursement under this Agreement shall be limited to and shall not exceed $34.0 million in the aggregate; provided that this Section 12.6(b) shall not be applicable to indemnification for Damages under Section 12.2(c).

         12.7.    Limitations on Amount - Parent and Subsidiary.

                  (a) Parent and Subsidiary will have no liability (for indemnification or otherwise) with respect to the matters described in Section
12.3 until the total of all Damages with respect to such matters exceeds $6.0 million, and then only for the amount by which such Damages exceed $6.0 million; provided that this Section 12.7(a) shall not be applicable to indemnification for Damages under Section 12.4.

                  (b) Parent's and Subsidiary's maximum liability for Damages with respect to a claim for indemnification or reimbursement under this
Article 12 shall be limited to and shall not exceed $34.0 million in the aggregate; provided that this Section 12.7(b) shall not be applicable to indemnification for Additional Tax Liability under Section 12.4.

         12.8.    Procedure for Indemnification -- Third Party Claims.

                  (a)      Promptly after receipt by an indemnified party under
Section 12.2, 12.3 or 12.4, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 12.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 12 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will not in and of itself be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or with the consent of the indemnifying party, which will not be unreasonably withheld, any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Company, Shareholders, Parent and Subsidiary hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such Persons with respect to such a claim anywhere in the world.

         12.9.    Procedure for Indemnification -- Other Claims.

         A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

         12.10.   Exclusive Remedy.

         The indemnification rights and obligations set forth in this Section 12, absent fraud, shall be the exclusive remedy available to the parties for a breach of a representation, warranty, covenant or agreement under this Agreement.

13.      GENERAL PROVISIONS

         13.1.    Resale of Parent Common Stock.

                  (a) Each of the Shareholders acknowledges that he may be deemed an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act (although nothing contained herein should be construed as an admission of such fact) and that, if in fact such Shareholder were an affiliate of the Company under the Securities Act, his, her or its ability to sell, assign or transfer the Parent Common Stock received pursuant to the Merger may be restricted unless the transaction is registered under the Securities Act or an exemption from such registration is available.

                  (b) Each of the Shareholders hereby covenants that he will not sell, assign or transfer any of the Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act, or
(ii) in a transaction, which in the opinion of independent counsel reasonably satisfactory to Parent, is not required to be registered under the Securities Act.

                  (c) Each of the Shareholders understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock pending the receipt of any such opinion. Each of the Shareholders acknowledges that appropriate legends will be placed on certificates representing Parent Common Stock received pursuant to the Merger, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to parent from independent counsel reasonably satisfactory to Parent the effect that such legends are no longer required for purposes of the Securities Act.

                  (d) Notwithstanding anything herein to the contrary, the Shareholders agree that they shall not sell, assign or transfer at any time the Parent Common Stock in any manner so that such disposition causes the transactions contemplated by this Agreement to fail to qualify as a reorganization under Section 368(a) of the IRC.

         13.2.    Registration Rights.

                  (a) The following terms shall have the following meanings:

                           (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the SEC and applicable state securities laws a registration statement or similar document in compliance with the Securities Act and applicable state securities laws, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

                           (ii) The term "Registrable Securities" means shares of Parent Common Stock issued or to be issued to any Holder pursuant this Agreement (including any shares issued in connection with any stock split, stock dividend or other recapitalization), but shall not include any Parent Common Stock (i) which has been effectively registered under the Securities Act and disposed of by a Holder in accordance with a registration statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the Securities Act.

                           (iii) The term "Holder" means (i) a Shareholder and (ii) a transferee of Registrable Securities from a Holder provided such transfer complies with Section 13.2(a)(i) of this Agreement.

                           (iv) The term "Form S-3" means Form S-3 under the Securities Act as in effect on the date hereof or any successor registration form to Form S-3 under the Securities Act subsequently adopted by the SEC.

                           (v) The term "SEC" shall mean the Securities Exchange Commission.

                           (vi) The term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person or entity.

                  (b)      Holders shall have registration rights as follows:

                           (i) Parent shall prepare and file with the SEC within sixty (60) days following the Closing Date a registration statement (the "Registration Statement") on Form S-3 or other appropriate form for the resale of the Registrable Securities by the Holders from time to time, covering all the Registrable Securities, and shall use its best efforts to have such registration become effective as soon as practicable after the filing thereof.

                           (ii)     A reasonable time before filing the
                  Registration Statement and the related prospectus or any amendment or supplement thereto, Parent will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by the Registration Statement copies of all such documents proposed to be filed.

                           (iii) Parent shall prepare and file with the SEC such amendments and supplements to the Registration Statement filed hereunder and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the time when all the Registrable Securities covered by the Registration Statement have been sold by the Holders and (ii) the date as of which each Holder is entitled to sell all remaining Registrable Securities covered by the Registration Statement held by such Holder, without limitation as to volume, pursuant to Rule 144 under the Securities Act.

                           (iv)     Subject to the limitations set forth in
                  Section 13.2(h) hereof and subject to compliance with the obligations imposed by federal and state securities laws, each Holder shall be entitled to make sales of Registrable Securities pursuant the Registration Statement without any volume limitation.

                  (c)      Parent shall:

                           (i) Prepare and file with the SEC and applicable state securities commissions such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, and use its best efforts to cause each such amendment to become effective as soon as practicable, as may be necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all securities covered by the Registration Statement;

                           (ii) Furnish to the Holders such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference into the Registration Statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                           (iii) Use its best efforts to register or qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the securities in such jurisdictions, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (iv) Promptly notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

                           (v)      Use its best efforts to cause the
                  Registrable Securities to be listed on a national securities exchange; and

                           (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (d) It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 13.2 of this Agreement that the selling Holders shall furnish to Parent such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by Parent in order to effect the registration of their Registrable Securities.

                  (e) All expenses incurred in connection with each of the registrations, filings or qualifications pursuant to Section 13.2 (including all amendments thereto), including (without limitation) all registration, printing and accounting fees, fees and disbursements of counsel for Parent, shall be borne by Parent.

                  (f) With respect to Registrable Securities included in the Registration Statement under this Agreement:

                           (i) To the fullest extent permitted by law, Parent will and hereby does indemnify and hold harmless each selling Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, or the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein or incorporated by reference not misleading (including in any prospectus or preliminary prospectus included therein), unless such untrue statement or alleged untrue statement or omission or alleged omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus and the selling Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the Securities Act, or (ii) any other violation by Parent of the Securities Act or any other securities law or any rule or regulation promulgated thereunder. Parent will reimburse each such selling Holder, officer, director, shareholder, partner or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 13.2(f) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement by or on behalf of such Holder or controlling person.

                           (ii) To the fullest extent permitted by law, each selling Holder will and hereby does indemnify and hold harmless Parent, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, each agent and any other selling Holder selling securities in such registration statement and any of its directors, officers or partners or any person who controls such selling Holder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state or common law, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for inclusion in such registration statement; and each such selling Holder will reimburse any legal or other expenses reasonably incurred by (x) Parent or any such director, officer, agent, controlling person of Parent, or (y) other selling Holder, officer, director, partner or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each selling Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the total price to the public at which the registered securities sold by such selling Holder under the Registration Statement bears to the total public offering price of all securities, but not in any event to exceed the proceeds received by such selling Holder from the sale of Registrable Securities covered by the Registration Statement. The indemnity agreement contained in this Section 13.2(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld) nor, shall the selling Holder be liable to Parent in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Parent failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                           (iii) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under these indemnity provisions, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim, unless in the reasonable judgment of counsel to any indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (iii), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                           (iv)     If the indemnification provided for in this
                  Section 13.2(f) is unavailable to a party that would have been an indemnified party under this Section 13.2(f) in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 13.2(f), a selling Holder of registered securities shall not as an indemnifying party be required to contribute any amount in excess of (x) the amount by which the total price at which the registered securities sold by such indemnifying party were offered to the public exceeds (y) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. Parent and each selling Holder of registered securities agrees that it would not be just and equitable if contribution pursuant to this Section 13.2(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13.2(f). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 13.2(f) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

                           (v) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect of such claim.

                           (vi)     No person guilty of fraudulent
                  misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

                  (g) With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration, Parent agrees to use its best efforts:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                           (ii) to file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and

                           (iii) to furnish to any Holder so long as the Holder owns any Registrable Securities forthwith upon request
                  (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and the Exchange Act,
                  (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                  (h) Upon the request of the underwriters managing a public offering for sale by Parent of its securities, each Holder shall not sell or otherwise transfer or dispose of any Registrable Securities for such period as the directors and officers of Parent are required to hold their shares following the effective date of a registration statement filed by Parent under the Securities Act covering the offer and sale of Parent Common Stock or such other securities by Parent in an underwritten offering without the prior written consent of the underwriters for such offering. Parent may impose stop transfer restrictions with respect to Registrable Securities subject to the foregoing restriction until the end of the period described in the preceding sentence.

                  (i) The registration rights of a Holder may be transferred to any transferee who acquires all of the shares of Parent Common Stock originally acquired by such Holder, provided, however, that Parent is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and provided further that the transferee agrees in writing to acquire and hold such securities subject to the provisions of this Agreement.

                  (j) Each Shareholder hereby covenants with Parent that it will promptly advise Parent of any changes in the information concerning each Shareholder contained in the Registration Statement filed hereunder and that such Shareholder will not make any sale of Registrable Securities pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Securities Act. Each Shareholder acknowledges that occasionally there may be times when Parent must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Parent and declared effective by the SEC, the relevant prospectus supplemented by Parent or until such time as Parent has filed an appropriate report with the SEC pursuant to the Exchange Act. Parent agrees to use its best efforts to have the suspension period lifted as soon as practicable. During any period in which sales are suspended and upon notice of such suspension from Parent, each Shareholder agrees not to sell any such Registrable Securities pursuant to any such prospectus. Each Shareholder covenants that he will not sell any Registrable Securities pursuant to any such prospectus during the period commencing at the time at which Parent gives such Shareholder notice of the suspension of the use of said prospectus and ending at the time Parent gives notice that such Shareholder may thereafter effect sales pursuant to said prospectus.

                  (k)      The registration rights granted pursuant to this
Section 13.2 shall terminate on the date as of which each Holder is entitled to sell all remaining Registrable Securities held by such Holder, without limitation as to volume, pursuant to Rule 144 under the Securities Act.

         13.3.    Section 1362(e)(3) Election.

         Unless the Shareholders have a lower tax liability pursuant to IRC
Section 1362(e)(2), Subsidiary and Company agree to elect to have all items necessary in the determination of any income, expense, deduction, credit or other amount utilized in preparation of the federal (and, if applicable, state) tax returns of the Company for the "S Termination Year" (as that term is defined in IRC Section 1362(e)(4)) to be assigned to each such short taxable year in the "S Termination Year" under normal tax accounting rules in accordance with the provisions of IRC Section 1362(e)(3) and any applicable regulations thereunder. Subsidiary and Company shall execute and timely file any forms, statements, or other documentation required to effect the election in the appropriate manner. Subsidiary and Company shall provide each of the other parties hereto with evidence that such form, statement, or other documentation has been timely filed in the appropriate manner.

         13.4.    Company Employees.

         After the Effective Time, employees of Company shall be offered participation in the employee benefit plans and programs available to employees of Parent or its subsidiaries upon terms and conditions which when taken as a whole are substantially similar to those afforded similarly situated employees of Parent or its subsidiaries; provided that, to the extent that any present plan or program of Company is temporarily continued solely for Company employees, the foregoing shall not apply with respect to such temporarily continued plan or program until such time as such plan or program of Company is discontinued. Employees of Company shall receive credit for their service with Company for purposes of determining their participation and vesting under the employee benefit plans and programs of the Parent or its subsidiaries which are made available to employees of the Company. For purposes of computing deductible amounts (or like adjustments or limitations on coverage) under any employee benefit plan or program of the Parent or its subsidiaries which are made available to employees of the Company, expenses and claims previously recognized for similar purposes under the applicable similar plan or program of Company shall be credited or recognized under the comparable plan or program of Parent or its subsidiaries to the fullest extent permitted under such plan or program, and any preexisting condition requirements under any such plan or program of Parent or its subsidiaries that would otherwise be applicable to employees of Company shall, to the fullest extent permitted under such plan or program, be waived.

         13.5.    Transfer Taxes.

         Parent shall pay any Tax statutorily imposed (including, without limitation, a sales Tax, use Tax, real property transfer or gains Tax or documentary stamp Tax (but not including any income or capital gains Tax) directly attributable to the Contemplated Transactions.

         13.6.    Expenses.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, except that the Company, prior to or at the Closing shall pay or accrue on its books all reasonable expenses of the Company and the Shareholders with respect to the Contemplated Transactions, including, without limitation, all reasonable fees and expenses of attorneys and accountants. Parent or Subsidiary will pay the HSR Act filing fee for each party. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         13.7.    Public Announcements.

         Any press release with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent determines, after consultation by Company. Unless consented to by Parent in advance or required by Legal Requirements, prior to the Closing, Company and each Shareholder shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Company and Subsidiary will consult with each other concerning the means by which Company's employees, customers, and suppliers and others having dealings with Company will be informed of the Contemplated Transactions, and Parent will have the right to be present for any such communication.

         13.8.    Further Assurances.

         Following the Closing Date, neither Parent nor the Shareholders will take any action which would cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the IRC.

         13.9.    Confidentiality.

         In connection with this Agreement, the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Confidential Information." The term "Confidential Information" does not include information which (a) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (b) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, (c) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information, or (d) is independently developed by a party without access to any information from the other party hereto.

         Each party hereby agrees as follows:

                  (a) Except to the extent required in order to perform its respective obligations hereunder and to perform its due diligence investigation, each party shall keep the Confidential Information confidential and shall not, without the prior mutual written consent of the parties hereto, disclose and shall not use such Confidential Information after this Agreement is terminated pursuant to Article 11 hereof. Each party agrees to transmit the Confidential Information only to its respective employees and representatives who need to know the Confidential Information;

                  (b) If the transactions contemplated hereunder are not consummated, the Confidential Information, except for that portion of the Confidential Information which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives, will be returned to the other promptly upon request and no party shall retain any copies. That portion of the Confidential Information, and all copies thereof, which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives will be kept confidential and subject to the terms of this Agreement or destroyed; and

                  (c) In the event any party becomes legally compelled to disclose any of the Confidential Information, such party will provide to the other parties prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Confidential Information which is legally required, and to the extent requested by the other party, will exercise its reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         13.10.   Notices.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or nationally recognized overnight delivery service, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Company and Shareholders:
         Julian Saul
         702 Mt. Sinai Road
         Dalton, GA 30720

         with a copy to:

         Kinney, Kemp, Sponcler, Joiner & Tharpe
         225 West King Street
         Dalton, Georgia 30720
         Attention: H. Greely Joiner, Esq.
         Facsimile No.: 706/275-6566

         If to Parent, to:

         Shaw Industries, Inc.
         P.O. Drawer 2128
         Dalton, Georgia 30722-2128
         Attention:  Bennie M. Laughter, Esq.
         Telephone:  (706) 278-3812
         Telecopier: (706) 275-1442

         with a copy to:

         Powell, Goldstein, Frazer & Murphy LLP
         Sixteenth Floor
         191 Peachtree Street, N.E.
         Atlanta, Georgia  30303
         Attention:  Thomas R. McNeill, Esq.
         Telephone:  (404) 572-6600
         Telecopier: (404) 572-6999

         13.11.   Jurisdiction; Service of Process.

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Whitfield, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         13.12.   Further Assurances.

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         13.13.   Waiver.

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.14.   Entire Agreement and Modification.

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents executed in connection with this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         13.15.   Disclosure Schedule.

                  (a) The disclosures in the Disclosure Schedule, and those in the Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  (c) No due diligence conducted by Parent or Subsidiary shall limit or be used as a defense by Company with respect to any claim of breach of a representation, warranty or covenant by Company under this Agreement.

                  (d) The disclosure of any information in the Disclosure Schedule shall not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

         13.16.   Assignments, Successors, and No Third-Party Rights.

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Parent or Subsidiary may assign any of its rights under this Agreement to any subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         13.17.   Severability.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.18.   Section Headings; Construction.

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.19.   Time of Essence.

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.20.   Governing Law.

         This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

         13.21.   Counterparts.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         13.22.   Shareholders' Representative.

                  (a) By executing this Agreement, each of the Shareholders hereby irrevocably constitutes and appoints Executive, acting as hereinafter provided, as his or her attorney-in-fact and agent in his or her name, place and stead in connection with the transactions contemplated by this Agreement and matters arising therefrom subsequent to the date hereof, and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement, Executive hereby (i) accepts his appointment and authorization as Shareholders' Representative to act as attorney-in-fact and agent in the name, place and stead of each of the Shareholders in accordance with the terms of this Agreement, and (ii) agrees to perform his duties and obligations hereunder.

                  (b) Each Shareholder authorizes the Shareholders' Representative in the name and on behalf of such Shareholder:

                           (i) to give and receive any notice required or permitted under this Agreement;

                           (ii) to exercise any rights and to take any action required or permitted to be taken under this Agreement;

                           (iii) to negotiate, execute and deliver any amendment to or modification of this Agreement or any of the provisions hereof and any waiver or consent hereunder;

                           (iv) to dispute or to refrain from disputing any claim made by Parent or Subsidiary under this Agreement and any other agreements, instruments and documents to be delivered by or on behalf of such Shareholder pursuant to this Agreement;

                           (v) to negotiate and compromise any dispute which may arise, and to exercise or refrain from exercising remedies available under this Agreement and the other agreements, instruments and documents delivered or to be delivered by or on behalf of such Shareholder pursuant to this Agreement and to sign any releases or other documents with respect to any such dispute or remedy; and

                           (vi) to give such instructions and to do such other things and refrain from doing such other things as the Shareholders' Representative shall deem necessary or appropriate to carry out the provisions of this Agreement and any other agreements, instruments and documents delivered or to be delivered by or on behalf of such Shareholder pursuant to this Agreement.

         Each of the Shareholders agrees to be bound by all agreements and determinations made, and agreements, documents and instruments negotiated, executed and delivered by the Shareholders' Representative under this Agreement.

                  (c) Each of the Shareholders hereby expressly acknowledges and agrees that the Shareholders' Representative is authorized to act in his or her name and on his or her behalf. Notwithstanding any dispute or disagreement among the Shareholders and/or the Shareholders' Representative, Parent shall be entitled in good faith to rely on any and all action taken by the Shareholders' Representative under this Agreement and the other agreements, instruments and documents to be delivered by or on behalf of the Shareholders pursuant to this Agreement without any liability to, or obligation to inquire of, any of the Shareholders. Parent is hereby expressly authorized in good faith to rely on the genuineness of the signatures of the Shareholders' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Shareholders' Representative, Parent may act upon the same in good faith without any further duty of inquiry as to the genuineness of the writing.

                  (d) If the Shareholders' Representative ceases to function in such capacity for any reason whatsoever, then Shareholders who prior to the Contemplated Transactions held (or their successors in interest) a majority of the Company Common Stock may appoint a successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Parent shall have the right but not the obligation to petition a court of competent jurisdiction for appointment of a successor.

                  (e) The authorization of the Shareholders' Representative shall be effective until such rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Shareholders hereunder.

                  (f) The Shareholders' Representative shall not be liable for any acts or omissions under this Section 13.22 except for its own gross negligence or willful misconduct.

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first written above.

                                    Parent:

                                    SHAW INDUSTRIES, INC.

                                    By: /s/ W. Norris Little
                                        ----------------------------------------
                                    Title: President and Chief Operating Officer


                                    Subsidiary:

                                    CHESSMAN ACQUISITION CORP.

                                    By: /s/ Kenneth G. Jackson
                                        ----------------------------------------
                                    Title: President


                                    Company:

                                    QUEEN CARPET CORPORATION

                                    By: /s/ Julian Saul
                                        ----------------------------------------
                                    Title: President


                                    Shareholders:

                                    /s/ Julian Saul
                                    --------------------------------------------
                                    JULIAN SAUL

                                    /s/ Linda Saul
                                    --------------------------------------------
                                    LINDA SAUL

                                    ANITA SAUL FAMILY TRUST

                                    By: /s/ Anita Saul
                                        ----------------------------------------
                                            Anita Saul, Trustee

                                    JULIAN SAUL FAMILY TRUST

                                    By: /s/ Julian Saul
                                        ----------------------------------------
                                            Julian Saul, Trustee

                                    LINDA SAUL SCHEJOLA FAMILY TRUST

                                    By: /s/ Linda Saul Schejola
                                        ----------------------------------------
                                            Linda Saul Schejola, Trustee

                                                              EXHIBIT 4.2(a)(ii)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of __________, 199_, by _______________, Inc., a Georgia corporation ("Parent"), [CHESSMAN], a Georgia corporation ("Subsidiary"), and ____________, an individual resident of the State of Georgia (the "Executive"). Subsidiary and Parent are sometimes collectively referred to herein as "Employer."

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Parent is acquiring all of the outstanding shares of common stock of [Chessman] pursuant to an Agreement and Plan of Merger, dated as of August ___, 1998, between Parent, the Subsidiary, Chessman Acquisition Corp., a wholly-owned subsidiary of Parent, Executive, _________, ________, and __________ (the "Merger Agreement"). Subject to the terms and conditions set forth herein, Parent and Subsidiary desire to employ Executive.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         "AGREEMENT"--this Employment Agreement, as amended from time to time.

         "BASIC COMPENSATION"--Salary and Benefits.

         "BENEFITS"--as defined in Section 3.1(b).

         "CONFIDENTIAL INFORMATION"--any and all:

                  (a) trade secrets concerning the business and affairs of any of Employer or its affiliates or subsidiaries, product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples and inventions, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, inventions, discoveries, concepts, designs, methods and information); and

                  (b) information concerning the business and affairs of any of Employer or its subsidiaries or affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training and techniques and materials) however documented; and

                  (c) notes, analyses, compilations, studies, summaries, and other material prepared by or for the any of Employer or its subsidiaries or affiliates containing or based, in whole or in part, on any information included in the foregoing; provided that the information listed in (a) through (c) above shall not be deemed to be Confidential Information if such information is already known by Executive or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of Executive.

         "DISABILITY"--as defined in Section 6.2.

         "EFFECTIVE DATE"--the date stated in the first paragraph of the Agreement.

         "EMPLOYEE INVENTION"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by any of Employer or its subsidiaries or affiliates, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with Employer, that is based upon or uses Confidential Information.

         "EMPLOYMENT PERIOD"--the term of this Agreement.

         "EXECUTIVE COMMITTEE"-- the Executive Committee of the Board of Directors of Parent.

         "FOR CAUSE"--as defined in Section 6.3.

         "NONCOMPETITION AGREEMENT"--as defined in Section 6.3.

         "PARENT BOARD OF DIRECTORS"--the board of directors of Parent.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "POST-EMPLOYMENT PERIOD"-- the five (5) year period beginning on the date of termination of the Executive's employment with the Employer.

         "PROPRIETARY ITEMS"--as defined in Section 7.2(a)(iv).

         "SALARY"--as defined in Section 3.1(a).

         "SUBSIDIARY BOARD OF DIRECTORS" -the board of directors of Subsidiary.

2.       EMPLOYMENT TERMS AND DUTIES

         2.1. Employment. Each of Parent and Subsidiary hereby employs the Executive, and the Executive hereby accepts employment by each of Parent and Subsidiary, upon the terms and conditions set forth in this Agreement.

         2.2. Term. Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will begin on the Effective Date and end on the fifth anniversary of the Effective Date.

         2.3. Duties. The Executive will have such duties commensurate with his titles as are assigned or delegated to the Executive by the Parent Board of Directors (with respect to Executive's employment by Parent), or Subsidiary Board of Directors (with respect to Executive's employment by Subsidiary), and will serve as Executive Vice President of Parent, and President of Subsidiary during the entire term of this Agreement. In addition, the Executive shall be elected to the Board of Directors of Subsidiary during the entire term of this Agreement, and Parent shall nominate Executive to serve on its Board of Directors and shall cause Executive to be elected to the Board of Directors of Parent and to be appointed to serve on the Executive Committee of the Board of Directors of Parent. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of Employer, will use his best efforts to promote the success of Employer's business, and will cooperate fully with the Parent Board of Directors and Subsidiary Board of Directors, respectively, in the advancement of the best interests of Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. If the Executive is elected as a director of any of Employer's subsidiaries or affiliates, or as an officer in addition to his positions described herein, the Executive will fulfill his duties as such director or officer without additional compensation.

3.       COMPENSATION

         3.1.     Basic Compensation.

                  (a) Salary and Bonus. The Executive will be paid an annual salary and bonus described on Exhibit A attached hereto (the "Salary"), which will be payable by Subsidiary in equal periodic installments according to Subsidiary's customary payroll practices, but no less frequently than monthly. The performance by Subsidiary of its obligations under this Section 3.1(a) are hereby guaranteed by Parent.

                  (b) Benefits. The Executive will, during the Employment Period, participate in such profit sharing, life insurance, hospitalization, major medical, and other employee benefit plans of Parent as are generally made available from time to time to executive officers of Parent, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). Executive will receive credit with respect to Benefits for his prior term of employment by Subsidiary, and to the extent permissible under the Benefit plans, any "pre-existing condition" limitation on coverage thereunder shall be waived.

4.       FACILITIES AND EXPENSES

         4.1. General. Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. In addition, Employer will provide secretarial and similar services with respect to the reasonable additional requirements of Executive. Employer (where appropriate) will pay the Executive's dues in such professional societies, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, Employer in the performance of the Executive's duties pursuant to this Agreement, in accordance with Parent's or Subsidiary's employment policies as determined from time to time by the Parent Board of Directors and Subsidiary Board of Directors, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive shall file expense reports with respect to such expenses in accordance with Parent's or Subsidiary's policies as determined from time to time by the Parent Board of Directors or Subsidiary Board of Directors.

5.       VACATIONS AND HOLIDAYS

         The Executive will be entitled to paid vacation, holidays and other paid leave in accordance with the policies of Parent as determined from time to time by the Parent Board of Directors. Executive will receive credit with respect to such policies for his prior term of employment by Subsidiary.

6.       TERMINATION

         6.1. Events of Termination. The Employment Period, the Executive's Basic Compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of Employer will terminate (except as otherwise provided in this Section 6):

                  (a)      upon the death of the Executive;

                  (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other; or

                  (c) for cause (as defined in Section 6.3), immediately upon notice from Parent to the Executive, or at such later time as such notice may specify.

         6.2. Definition of Disability. For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties with or without reasonable accommodation under this Agreement for 120 consecutive days, or 180 days during any 12-month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of Parent and the

Executive upon the request of either party by notice to the other (the "Original Notice"). If Parent and the Executive cannot agree on the selection of a medical doctor within 30 days of such Original Notice, each of them will select a medical doctor within 45 days of such Original Notice and the two medical doctors will select a third medical doctor within 60 days of such Original Notice who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3. Definition of "For Cause". For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement or the Noncompetition Agreement entered into on the date hereof between Parent and the Executive (the "Noncompetition Agreement") in each case following notice of such breach and an opportunity to cure the same within ten (10) days of written notice thereof; (b) the Executive's unreasonable failure to adhere to any material or fundamental Parent policy or directive if the Executive has been given a reasonable opportunity to comply with such policy or directive or cure his failure to comply (for this purpose "reasonable opportunity" shall not exceed a ten-day period following written notice of failure to comply); (c) the appropriation (or attempted appropriation) of a material business opportunity of Employer or any of its subsidiaries or affiliates for personal profit and without the consent of Parent; (d) the material misappropriation (or attempted misappropriation) of any funds or property of Employer or any of its subsidiaries or affiliates; (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof; or
(f) Executive's unreasonable misconduct or gross negligence in performing his duties and responsibilities hereunder to the extent materially injurious to the conduct of the business of any of Employer or its affiliates or subsidiaries.

         6.4. Termination Pay. Effective upon the termination of this Agreement, the Subsidiary will be obligated to pay Basic Compensation to the Executive (or, in the event of his death, his designated beneficiary) only as follows:

                  (a) Termination by Parent for Cause. If Parent terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective and the Executive will not be entitled to receive any bonus unpaid as of such date.

                  (b) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 6.2, Subsidiary will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six (6) consecutive months thereafter, or
(ii) the period until disability insurance benefits commence under any disability insurance coverage furnished by Employer to the Executive.

                  (c) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

                  (d) Benefits. Except as provided in Section 6.4(e) below, the Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

                  (e) Termination for Other than Cause. If this Agreement is terminated by Parent or Subsidiary for any reason other than one provided under Section 6.1, Executive shall be entitled to receive the Salary and Benefits provided pursuant to Section 3.1 for the period commencing on the effective date of such termination and ending on the fifth anniversary of the date hereof.

7.       NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1. Acknowledgements by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information and will create Confidential Information on behalf of Employer and its subsidiaries and affiliates; (b) public disclosure of such Confidential Information could have an adverse effect on Employer or its subsidiaries or affiliates and their respective businesses; (c) Parent has required that the Executive make the covenants in this Section 7 as a condition to consummation of the transactions contemplated by the Merger Agreement; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Employer with exclusive ownership of all Employee Inventions.

         7.2. Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by Employer under this Agreement, the Executive covenants as follows:

                  (a)      Confidentiality.

                           (i) During the Employment Period and the Post-Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Parent Board of Directors or except as otherwise expressly permitted by the terms of this Agreement.

                           (ii) Any trade secrets of any of Employer and its subsidiaries or affiliates will be entitled to all of the protections and benefits under applicable state trade secret law and any other applicable law. If any information that any of Employer and any of its subsidiaries or affiliates deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement.

                           (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                           (iv) The Executive will not remove from the premises of any of Employer or its subsidiaries and affiliates (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Parent Board of Directors) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between Employer and its subsidiaries and affiliates and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of Employer and its subsidiaries and affiliates. Upon termination of this Agreement, or upon the request of the Board of Directors during the Employment Period, the Executive will return to Employer and its subsidiaries and affiliates all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  (b) Employee Inventions. Each Employee Invention will belong exclusively to Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to Employer all of the Executive's right, title, and interest including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                           (i) disclose to Employer in writing any Employee Invention;

                           (ii) assign to Employer or to a party designated by Employer, at Employer's request and without additional compensation, all of the Executive's rights to the Employee Invention for the United States and all foreign jurisdictions;

                           (iii) execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                           (iv) sign all other papers necessary to carry out the above obligations; and

                           (v)      give testimony and render any other
                  assistance in support of Employer's rights to any Employee Invention.

         7.3. Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.       GENERAL PROVISIONS

         8.1. Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Section
7) would be irreparable and that an award of monetary damages to Employer for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief. Without limiting Employer's rights under this Section 8 or any other remedies of Employer, if the Executive breaches any of the provisions of Section 7, Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

         8.2. Covenants of Section 7 are Essential and Independent Covenants. The covenants by the Executive in Section 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Parent would not have entered into the Merger Agreement and Employer would not have entered into this Agreement or employed or continued the employment of the Executive. Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

         The Executive's covenants in Section 7 are independent covenants and the existence of any claim by the Executive against Employer under this Agreement or otherwise, will not excuse the Executive's breach of any covenant in Section 7.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Section 7.

         8.3. Representations and Warranties by the Executive. The Executive represents and warrants to Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         8.4. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8.5. Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         8.6. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (effective upon written confirmation of receipt), (b) sent by facsimile (effective upon written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Parent or Subsidiary:    ___________________________
         Attention:    ____________________________________________
         Facsimile No.:____________________________________________

         With a copy to:       ____________________________________
         Attention:    ____________________________________________
         Facsimile No.:____________________________________________

         If to the Executive:  ____________________________________
         Attention:    ____________________________________________
         Facsimile No.:____________________________________________

         With a copy to:       ____________________________________
         Attention:    ____________________________________________
         Facsimile No.:____________________________________________

         8.7. Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         8.8. Governing Law. This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

         8.9. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the United States District Court for the Northern District of Georgia, or if jurisdiction and venue is not proper in federal court, then the Superior Court of Whitfield County, Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         8.10. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         8.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                    PARENT:

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    SUBSIDIARY:

                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    EXECUTIVE:


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------

                                                             EXHIBIT 4.2(a)(iii)

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement") is made as of ___________, 199_, by and between _______________, Inc., a Georgia corporation
("Buyer"), and _____________________ ("Shareholder").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Buyer is acquiring all of the outstanding shares of common stock of [Chessman], a Georgia corporation (the "Company") pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Merger Agreement") dated as of August ___, 1998, by and among Buyer, Chessman Acquisition Corp., a wholly-owned subsidiary of Buyer, the Company, Shareholder, ____________________, _____________________,
_____________________, and _____________________, (the "Other Shareholders").
Section 4.2(a)(iii) of the Merger Agreement requires that noncompetition agreements be executed and delivered by each of Shareholder and the Other Shareholders as a condition to the consummation of the transactions contemplated by the Merger Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.       ACKNOWLEDGMENTS BY SHAREHOLDER

         Shareholder acknowledges that (a) Shareholder has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples and inventions, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, inventions, discoveries, concepts, designs, methods and information), of the Company and any other information, however documented, of the Company that is a trade secret within the meaning of applicable state trade secret law or other applicable law;
(ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Company is national in scope, (c) its products and services are marketed throughout the United States and Canada; (d) the Company competes with other businesses that are or could be located in any part of the United States and Canada; (e) Buyer has required that Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the consummation of the transactions contemplated by the Merger Agreement; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company' business, and (g) the Company would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.       CONFIDENTIAL INFORMATION

         Shareholder acknowledges and agrees that all Confidential Information known or obtained by Shareholder, whether before or after the date hereof, is the property of the Company. Therefore, Shareholder agrees that Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Shareholder has such information in Shareholder's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Company. Shareholder agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Shareholder may then possess or have under Shareholder's control.

4.       NONCOMPETITION

         As an inducement for Buyer to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Shareholder under the Merger Agreement, Shareholder agrees that:

                  (a) For a period of five (5) years from the date of this Agreement (the "Noncompetition Period"):

                           (i)      Shareholder will not, directly or
                  indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Shareholder's name or any similar name to, lend Shareholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company, anywhere within the United States and Canada; provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) four percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                           (ii)     Shareholder will not, directly or
                  indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between an Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

                           (iii)    Shareholder will not, directly or
                  indirectly, either for himself or any other Person, solicit the business of any Person known to Shareholder to be a customer of the Company, whether or not Shareholder had personal contact with such Person, for a business which competes in whole or in part with the products or activities of the Company.

                  (b) In the event of a breach by Shareholder of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach; and

                  (c) Shareholder will not, at any time during the Noncompetition Period, disparage Buyer, the Company, any of Buyer's other subsidiaries or affiliates or any of their respective directors, officers, employees, or agents.

5.       REMEDIES

         If Shareholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Company will be entitled to the following remedies:

                  (a)      Damages from Shareholder;

                  (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Company and would be an inadequate remedy for such breach.

         The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.       SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon Buyer, the Company and Shareholder and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns and Shareholder and Shareholder's assigns, heirs and legal representatives.

7.       WAIVER

         Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.       GOVERNING LAW

         This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

9.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Northern District of Georgia, or if jurisdiction and venue is not proper in federal courts, then the Superior Court of Whitfield County, Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.      SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Shareholder.

11.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.      SECTION HEADINGS; CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (effective upon written confirmation of receipt), (b) sent by facsimile (effective upon written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Shareholder:

         Attention: ______________________________
         Facsimile No.: __________________________


         with a copy to: _________________________

         Attention: ______________________________
         Facsimile No.: __________________________


         Buyer:

         ___________________, INC.
         ________________________________
         ________________________________
         Attention: _____________________
         Facsimile No.: _________________
         with a copy to:

         ________________________________
         ________________________________
         ________________________________
         Attention: _____________________
         Facsimile No.: _________________


         Company: ________________________________
         Attention: ______________________________
         Facsimile No.: __________________________


         with a copy to:


         _________________________________________
         _________________________________________
         _________________________________________
         Attention: ______________________________
         Facsimile No.: __________________________


14.      ENTIRE AGREEMENT

         This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Shareholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:                                       SHAREHOLDER:

_____________________, INC.                  By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------
By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

COMPANY:

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                                              EXHIBIT 4.2(a)(iv)

                                OPTION AGREEMENT
                   FOR THE SALE AND PURCHASE OF REAL PROPERTY

         THIS AGREEMENT (the "Agreement"), made as of the ____ day of _______, 199_, by and between ___________________, a Georgia corporation whose mailing address is ____________________ (hereinafter referred to as "Purchaser") and __________________, a ___________ [LIMITED LIABILITY COMPANY] [LIMITED
PARTNERSHIP] whose mailing address is ______________________ (hereinafter referred to as "Seller").

         [The parties hereto acknowledge that certain properties are leased by Seller from Queen Carpet Corporation. The parties agree to negotiate in good faith changes to this Agreement necessary to accurately reflect the interest in the Property (as defined herein) to be conveyed by Seller.]

                              W I T N E S S E T H :

         FOR AND IN CONSIDERATION of the non-refundable sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (the "Option Payment"), Seller does hereby grant and convey to Purchaser for the term hereof an exclusive and irrevocable option (the "Option") to purchase upon the terms and conditions hereinafter set forth the real property more particularly described on Exhibit A hereto (the "Property").

1. Term and Exercise of Option. The term of the Option (the "Term") shall commence on the date hereof and shall terminate on [expiration of the lease to which Property is subject] ("Expiration Date"). If the Option is not exercised prior to 5:00 P.M. Eastern Daylight Time on the Expiration Date, then the Option and this Agreement shall at that time lapse and be of no further force or effect, Seller shall retain the Option Payment and neither Purchaser nor Seller shall have any rights or obligations hereunder. Purchaser may exercise the Option only during its Term and only by the delivery of written notice (the "Notice"), stating the initial purchase price offered by Purchaser, to Seller, at the address of Seller hereinabove set forth, of Purchaser's election to exercise the Option. The closing of the Option (the "Closing") shall occur on or before thirty (30) days after the exercise of the Option. Upon exercise of the Option, this Agreement shall constitute the agreement between Seller and Purchaser for the sale and purchase of the Property.

2. Purchase Price. The purchase price (the "Purchase Price") to be paid for the Property shall be the price set forth in the Notice, if written notice of acceptance of such price is received by Purchaser from Seller within five (5) days of receipt of Seller's receipt of the Notice. If Seller does not accept the Purchase Price set forth in the Notice, the Purchase Price shall be determined as follows: Upon the expiration of the five (5) day period commencing upon Seller's receipt of the Notice, (or earlier if Seller rejects the price set forth in the Notice by written notice to Purchaser) Purchaser shall select an appraiser (the "Purchaser's Appraiser") and Seller shall select an appraiser (the "Seller's Appraiser"). Within five (5) days after the appointment of the two appraisers, the Purchaser's Appraiser and the Seller's Appraiser shall select a third appraiser (the "Third Appraiser"). Each appraiser shall be a qualified independent appraiser. The appraisers will not take into account any right of egress or ingress, or the leases on the Property. Each of the appraisers shall submit to Purchaser and Seller a determination of the fair market value of the property within thirty (30) days of the date of selecting the Third Appraiser. The fair market value determinations of the two appraisers submitted to the Purchaser and the Seller which are closest in value shall be averaged, provided that if the appraisals are equidistant, all three appraisals shall be averaged. Such average will, absent fraudulent collusion, constitute the fair market value of the property and shall be final and binding upon the Purchaser and the Seller, free of challenge or review in any court. All costs associated with such appraisal process shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by Queen Carpet Corporation. THE OPTION PAYMENT SHALL BE NON-REFUNDABLE AND SHALL NOT BE APPLIED TOWARD PAYMENT OF THE PURCHASE PRICE.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option to any other person to purchase the Property. Seller makes no other representations or warranties with respect to the Property, including warranties of fitness for a particular purpose.

4. Objections to Title. Purchaser shall have fifteen (15) days from the date hereof to examine title to the Property and to furnish Seller a statement of objections to Seller's title to the Property, which objections, should they exist at the time of Closing, would make Seller unable to convey at Closing title to the Property provided for in Paragraph 5 hereof. Seller shall, after receipt by Seller of such written statement of objections, have until the date of Closing in which to cure all such objections. If Purchaser does not timely provide the aforesaid statement of objections, Purchaser shall be deemed to have waived its right to object to the status of Seller's title to the Property. Seller shall, at or prior to Closing, pay all taxes and assessments which constitute a lien against the Property (other than those not then due and payable) and pay all indebtedness created by Seller and secured by the Property and obtain cancellations of all loan instruments encumbering the Property created by Seller. After the date hereof and prior to the Closing, Seller covenants and agrees that without the prior reasonable consent of Purchaser, Seller will not further create or permit the creation of any additional title exceptions that affect the Property.

5. Closing and Conveyance of the Property. At the Closing, each party shall execute and deliver all documents necessary to effect and complete the terms of this Agreement. Seller shall convey to Purchaser by limited or special warranty deed, fee simple title, insurable as such by a national title insurer acceptable to Purchaser licensed to do business in the state in which the Property is located, at standard rates, subject only to (i) ad valorem taxes and assessments not then due and payable (ii) zoning ordinances affecting the Property (iii) general utility easements of record servicing only the Property (iv) and such other exceptions to title as Purchaser shall have approved.

6. Closing Costs and Prorations. Seller shall pay the real estate transfer tax assessed in connection with the Closing, the legal fees of its own counsel and the cost of any title clearance documentation required to convey title pursuant to Paragraph 5 hereof. Purchaser shall pay all other closing costs including without limitation the cost of title insurance, the survey and any tests and inspections. All ad valorem taxes and annual special assessments and charges for the calendar year of Closing shall be prorated as of the date prior to Closing. If the Closing shall occur before the tax period is fixed for the current tax year, such taxes shall be apportioned on the basis of the tax rate for the preceding tax year applied to the latest assessed valuation. Should the actual assessment of such taxes for the year in which the closing is consummated be different than the amount used as the basis for such proration, Purchaser and Seller, promptly upon receipt by either of them of the notice or bill for such taxes, shall make the proper adjustment so that such proration will be accurate, based upon the actual amount of such taxes. Payment of any such adjustment shall be made promptly to Seller or Purchaser, whichever shall be entitled to such payment, by the other party.

7. The Possession of Property. Seller shall deliver possession of the Property to Purchaser at Closing.

8. Survey. Purchaser, at Purchaser's sole cost and expense, may obtain an as-built boundary survey (the "Survey") from a Registered Land Surveyor, showing the Property to be conveyed under this Agreement and the exact number of acres comprising the Property. The Survey, at Purchaser's election, may form the basis of the legal description of a quitclaim deed which may be used for the conveyance of the Property.

9. Brokerage Commissions. Each party hereto represents to each other party hereto that it has not engaged any broker or agent in connection with this Agreement and each party hereby agrees to indemnify the other party and hold the other party harmless against all liability, loss, cost, damage and expense (including but not limited to attorneys' fees and costs of litigation) said other party shall ever suffer or incur because of any claim by any such broker, whether or not meritorious, for any fee, commission or other compensation with respect hereto resulting from the acts of the other party.

10. Notices. All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and should be deemed to have been properly given or served and shall be effective upon being deposited in the United States mail, postpaid and registered or certified with return receipt requested, provided, however, the time period in which a response to any notice, demand or request must be given shall commence on the date of receipt by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice, demand or request shall be sent to the respective addresses set forth in the introductory paragraph of this Agreement.

11. Inspection. Commencing on the date hereof and continuing as long as this Agreement shall remain in force, upon reasonable prior written notice to Seller, Purchaser shall have the right to go on the Property personally or through agents, employers and contractors for the purpose of making any surveys, tests, analyses and investigations of the Property as Purchaser deems desirable. Purchaser shall pay all costs incurred in making such surveys, tests, analyses and investigations and shall indemnify and hold Seller harmless from all damage or injury to person or property caused by such inspections.

12. Condition of the Property; Condemnation. At Closing, Seller shall deliver to Purchaser possession of the Property in substantially the same condition as on the date of Purchaser's exercise of the Option, normal wear and tear excepted. If all or any material portion of the Property shall be damaged or subject to a condemnation action prior to Closing, Purchaser may elect
     (i) to terminate this Agreement or (ii) to consummate this transaction with full entitlement to receive any such insurance as is paid on the claim of loss (and credit for any insurance deductible related thereto) or condemnation award as may be paid or payable with respect to such taking. Purchaser's election under this Paragraph shall be exercised by written notice to Seller given within five (5) days after receipt of written notice from Seller that such damage or condemnation has occurred or such taking is threatened or accomplished; failure of Purchaser to so notify Seller shall be deemed to be an election of clause (ii) above.

13. Default by Purchaser. If Purchaser fails to perform its obligations under this Agreement and/or to consummate the sale in accordance therewith, then Seller may declare this Agreement in default and retain the Option Payment as liquidated damages, the exact amount of actual damages being incapable of ascertainment; and in the latter event, Seller shall be released from all liability hereunder and this Agreement shall become null and void.

14. Default by Seller. If Seller is unable to give title to the Property such as will be insured by a reputable title insurance company as provided in Paragraph 5 hereof, then Purchaser shall have the option of (a) taking such title as Seller can give with an appropriate abatement of the Purchase Price as determined by the appraisers described in Section 2, or (b) to terminate this Agreement; and in the latter event, there shall be no further liability or obligation by either of the parties hereunder and this Agreement shall become null and void. If abatement of the Purchase Price is proposed, Purchaser shall be entitled to submit the matter to the appraisers chosen in the manner described in Section 2, and such abatement shall be determined by such appraisers in accordance with the provisions of such section.

15.  Miscellaneous.

         a.    Time is of the essence of this Agreement.

         b. This Agreement should be governed by and construed in accordance with the laws of the State of Georgia.

         c. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

         d. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

         e. This Agreement shall not survive the Closing and shall be merged into any of the documents executed at Closing.

         f. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by both Seller and Purchaser.

         g. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against Seller and Purchaser and their respective heirs, legal representatives, successors and assigns, as the case may be. Purchaser may assign this Agreement to any designee of Purchaser.




                 (Remainder of page left intentionally blank.)

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as to the date first above written.

As to Seller, signed, sealed and delivered   SELLER:
in the presence of:


-----------------------------------------
Unofficial Witness                           By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

-----------------------------------------
Notary Public

Exact Date of Notarization:


-----------------------------------------

[AFFIX NOTARIAL STAMP & SEAL]
                                             PURCHASER:
As to Purchaser, signed, sealed and
delivered in the presence of:
                                             ___________________, Inc.

-----------------------------------------
Unofficial Witness
                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
-----------------------------------------           ----------------------------
Notary Public

Exact Date of Notarization:


-----------------------------------------

[AFFIX NOTARIAL STAMP & SEAL]

                                                              EXHIBIT 4.2(a)(iv)

                       AGREEMENT FOR THE SALE AND PURCHASE
                                OF REAL PROPERTY

         THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL PROPERTY (the "Agreement"), made as of the ____ day of _______, 199_, by and between Chessman Acquisition Corp., a Georgia corporation whose mailing address is ____________________ (hereinafter referred to as "Purchaser") and
__________________, a ___________ [LIMITED LIABILITY COMPANY] [LIMITED
PARTNERSHIP] whose mailing address is ______________________ (hereinafter referred to as "Seller").

         [The parties hereto acknowledge that certain properties are leased by Seller from Queen Carpet Corporation. The parties agree to negotiate in good faith changes to this Agreement necessary to accurately reflect the interest in the Property (as defined herein) to be conveyed by Seller.]

                              W I T N E S S E T H :

         WHEREAS, Seller is the owner of the real property described on Exhibit A hereto (the "Property"), and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase the Property, on the terms and conditions set forth herein

         NOW THEREFORE, IN CONSIDERATION of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller agree as follows:

1. Purchase and Sale of the Property. Subject to the provisions of Section 15 hereof, Seller agrees to sell, and Purchaser agrees to purchase, the Property (the "Transaction"). The closing of the Transaction (the "Closing") shall occur on the Closing Date (as defined in that certain Agreement and Plan of Merger, dated as of _____, 1998, by and among Purchaser, ___________, Inc., [Chessman], _______, ________, ________, and
     ________ (the "Merger Agreement")).

2. Purchase Price. The purchase price (the "Purchase Price") to be paid for the Property shall be the fair market value (determined as set forth in this Section 2), and shall be payable at Closing by certified or cashier's check, or by wire transfer of immediately available funds. The Purchase Price shall be determined as follows: Within fifteen (15) days of the date hereof, Purchaser shall select an appraiser (the "Purchaser's Appraiser") and Seller shall select an appraiser (the "Seller's Appraiser"). Within five (5) days after the appointment of the two appraisers, the Purchaser's Appraiser and the Seller's Appraiser shall select a third appraiser (the "Third Appraiser"). Each appraiser shall be a qualified independent appraiser. The appraisers will not take into account any right of egress or ingress, or the leases on the Property. Each of the appraisers shall submit to Purchaser and Seller a determination of the Purchase Price within thirty
     (30) days of the date of selecting the Third Appraiser. The determinations of the two appraisers submitted to the Purchaser and the Seller which are closest in value shall be averaged, provided that if the appraisals are equidistant, all three appraisals shall be averaged. Such average will, absent fraudulent collusion, constitute the Purchase Price of the Property and shall be final and binding upon the Purchaser and the Seller, free of challenge or review in any court. All costs associated with such appraisal process shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Queen Carpet Corporation.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option to any other person to purchase the Property. Seller makes no other representations or warranties with respect to the Property, including warranties of fitness for a particular purpose.

4. Objections to Title. Purchaser shall have fifteen (15) days from the date hereof to examine title to the Property and to furnish Seller a statement of objections to Seller's title to the Property, which objections, should they exist at the time of Closing, would make Seller unable to convey at Closing title to the Property provided for in Paragraph 5 hereof. Seller shall, after receipt by Seller of such written statement of objections, have until the date of Closing in which to cure all such objections. If Purchaser does not timely provide the aforesaid statement of objections, Purchaser shall be deemed to have waived its right to object to the status of Seller's title to the Property. Seller shall, at or prior to Closing, pay all taxes and assessments which constitute a lien against the Property (other than those not then due and payable) and pay all indebtedness created by Seller and secured by the Property and obtain cancellations of all loan instruments encumbering the Property created by Seller. After the date hereof and prior to the Closing, Seller covenants and agrees that without the prior reasonable consent of Purchaser, Seller will not further create or permit the creation of any additional title exceptions that affect the Property.

5. Closing and Conveyance of the Property. At the Closing, each party shall execute and deliver all documents necessary to effect and complete the terms of this Agreement. Seller shall convey to Purchaser by limited or special warranty deed, fee simple title, insurable as such by a national title insurer acceptable to Purchaser licensed to do business in the state in which the Property is located, at standard rates, subject only to (i) ad valorem taxes and assessments not then due and payable (ii) zoning ordinances affecting the Property (iii) general utility easements of record servicing only the Property (iv) and such other exceptions to title as Purchaser shall have approved.

6. Closing Costs and Prorations. Queen Carpet Corporation shall pay the real estate transfer tax assessed in connection with the Closing, the legal fees of Seller's counsel and the cost of any title clearance documentation required to convey title pursuant to Paragraph 5 hereof. Purchaser shall pay all other closing costs including without limitation the cost of title insurance, the survey and any tests and inspections. All ad valorem taxes and annual special assessments and charges for the calendar year of Closing shall be prorated as of the date prior to Closing. If the Closing shall occur before the tax period is fixed for the current tax year, such taxes shall be apportioned on the basis of the tax rate for the preceding tax year applied to the latest assessed valuation. Should the actual assessment of such taxes for the year in which the closing is consummated be different than the amount used as the basis for such proration, Purchaser and Seller, promptly upon receipt by either of them of the notice or bill for such taxes, shall make the proper adjustment so that such proration will be accurate, based upon the actual amount of such taxes. Payment of any such adjustment shall be made promptly to Seller or Purchaser, whichever shall be entitled to such payment, by the other party.

7. The Possession of Property. Seller shall deliver possession of the Property to Purchaser at Closing.

8. Survey. Purchaser, at Purchaser's sole cost and expense, may obtain an as-built survey (the "Survey") from a Registered Land Surveyor, showing the Property to be conveyed under this Agreement and the exact number of acres comprising the Property. The Survey, at Purchaser's election, may form the basis of the legal description of a quitclaim deed which may be used for the conveyance of the Property.

9. Brokerage Commissions. Each party hereto represents to each other party hereto that it has not engaged any broker or agent in connection with this Agreement and each party hereby agrees to indemnify the other party and hold the other party harmless against all liability, loss, cost, damage and expense (including but not limited to attorneys' fees and costs of litigation) said other party shall ever suffer or incur because of any claim by any such broker, whether or not meritorious, for any fee, commission or other compensation with respect hereto resulting from the acts of the other party.

10. Notices. All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and should be deemed to have been properly given or served and shall be effective upon being deposited in the United States mail, postpaid and registered or certified with return receipt requested, provided, however, the time period in which a response to any notice, demand or request must be given shall commence on the date of receipt by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice, demand or request shall be sent to the respective addresses set forth in the introductory paragraph of this Agreement.

11. Inspection. Commencing on the date hereof and continuing as long as this Agreement shall remain in force, upon reasonable prior written notice to Seller, Purchaser shall have the right to go on the Property personally or through agents, employers and contractors for the purpose of making any surveys, tests, analyses and investigations of the Property as Purchaser deems desirable. Purchaser shall pay all costs incurred in making such surveys, tests, analyses and investigations and shall indemnify and hold Seller harmless from all damage or injury to person or property caused by such inspections.

12. Condition of the Property; Condemnation. At Closing, Seller shall deliver to Purchaser possession of the Property in substantially the same condition as on the date hereof, normal wear and tear excepted. If all or any material portion of the Property shall be damaged or subject to a condemnation action prior to Closing, Purchaser may elect (i) to terminate this Agreement or (ii) to consummate this transaction with full entitlement to receive any such insurance as is paid on the claim of loss (and credit for any insurance deductible related thereto) or condemnation award as may be paid or payable with respect to such taking. Purchaser's election under this Paragraph shall be exercised by written notice to Seller given within five (5) days after receipt of written notice from Seller that such damage or condemnation has occurred or such taking is threatened or accomplished; failure of Purchaser to so notify Seller shall be deemed to be an election of clause (ii) above.

13. Default by Purchaser. If Purchaser fails to perform its obligations under this Agreement and/or to consummate the sale in accordance therewith, then Seller may declare this Agreement in default, and Seller shall be released from all liability hereunder and shall be entitled to obtain from Purchaser liquidated damages of $5,000, which shall be Seller's sole and exclusive remedy, and this Agreement shall become null and void. Seller and Purchaser agree that such liquidated damages are not intended to be a penalty, that the actual damages are difficult or impossible to ascertain, and the liquidated damages are a reasonable estimate of actual damages.

14. Default by Seller. If Seller is unable to give title to the Property such as will be insured by a reputable title insurance company as provided in Paragraph 5 hereof, then Purchaser shall have the option of (a) taking such title as Seller can give with an appropriate abatement of the Purchase Price as determined as follows: Purchaser shall select an appraiser (the "Purchaser's Appraiser") and Seller shall select an appraiser (the "Seller's Appraiser"). Within five (5) days after the appointment of the two appraisers, the Purchaser's Appraiser and the Seller's Appraiser shall select a third appraiser (the "Third Appraiser"). Each of the appraisers shall submit to Purchaser and Seller a determination of the abatement within thirty (30) days of the date of selecting the Third Appraiser. The determinations of the two appraisers submitted to the Purchaser and the Seller which are closest in value shall be averaged, provided that if the appraisals are equidistant, all three appraisals shall be averaged. Such average will, absent fraudulent collusion, constitute the amount of the abatement and shall be final and binding upon the Purchaser and the Seller, free of challenge or review in any court. All costs associated with such appraisal process shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by Queen Carpet Corporation, or (b) to terminate this Agreement; and in the latter event, there shall be no further liability or obligation by either of the parties hereunder and this Agreement shall become null and void.

15. Termination of Merger Agreement. The consummation of the Transaction is subject to the condition that the Merger Agreement shall not be terminated prior to the Closing Date (as defined therein). Accordingly, in the event that the Merger Agreement is terminated prior to its Closing Date, there shall be no further liability or obligation by either of the parties hereunder and this Agreement shall become null and void.

16.  Miscellaneous.

         (a)   Time is of the essence of this Agreement.

         (b) This Agreement should be governed by and construed in accordance with the laws of the State of Georgia.

         (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

         (d) Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

         (e) This Agreement shall not survive the Closing and shall be merged into any of the documents executed at Closing.

         (f) This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by both Seller and Purchaser.

         (g) This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against Seller and Purchaser and their respective heirs, legal representatives, successors and assigns, as the case may be. Purchaser may assign this Agreement to any designee of Purchaser.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as to the date first above written.

As to Seller, signed, sealed and delivered   SELLER:
in the presence of:


-----------------------------------------
Unofficial Witness                           By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

-----------------------------------------
Notary Public

Exact Date of Notarization:


-----------------------------------------

[AFFIX NOTARIAL STAMP & SEAL]
                                             PURCHASER:
As to Purchaser, signed, sealed and
delivered in the presence of:
                                             ___________________, Inc.

-----------------------------------------
Unofficial Witness
                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
-----------------------------------------           ----------------------------
Notary Public

Exact Date of Notarization:


-----------------------------------------

[AFFIX NOTARIAL STAMP & SEAL]

                                EXHIBIT 9.4(A)(I)

                               FORM OF OPINION OF
                     KINNEY, KEMP, SPONCLER, JOINER & THARPE

                                    [KKSJ&T]

                             _______________, 1998


[______________________], Inc.
_________________________________
_________________________________
_________________________________

         Re:      Acquisition of [Chessman] by ______________, Inc.

Ladies and Gentlemen:

         We have acted as counsel to [Chessman], a Georgia corporation {the "Company"), [______________], an individual resident of ________________ (the
"Executive"), [__________], an individual resident of ____________ (together with Executive, collectively, the "Individual Shareholders") and _______________ and _________________, each a trust created under the laws of Georgia (collectively, the "Trusts") (together with the Individual Shareholders, collectively the "Shareholders"), in connection with the negotiation, execution and delivery of that certain Agreement and Plan of Merger (the "Agreement") dated as of __________, 1998, by and among ________________, Inc. [Chessman]
Acquisition Corp. ("Acquisition Corp."), the Company and the Shareholders, and the merger of the Company with and into Acquisition Corp. (the "Transaction"). This opinion is rendered pursuant to Section 9.4(a) of the Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws. This opinion letter is further limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which are attached hereto as Annex A and are incorporated herein by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to them in the Interpretive Standards and the Agreement. If there should be a conflict between any meaning assigned by the Interpretive Standards and the Agreement, the meaning assigned by the Interpretive Standards shall control.

         Based on the foregoing, it is our opinion that:

         (1) The Company is a corporation existing and in good standing under the laws of the State of Georgia.

         (2) Each of the Company and the Trusts has the power and authority, corporate or otherwise, to execute and deliver the Agreement, the Employment Agreement, the Noncompetition Agreements and the Real Property Agreements (collectively, the "Transaction Documents") to which it is a party, and to perform its obligations thereunder. Each of the Individual Shareholders has the full legal capacity to execute and deliver the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligation thereunder.

         (3) Each of the Company and the Trusts has duly authorized the execution and delivery of the Transaction Documents to which it is a party and all performance by it thereunder, and has duly executed and delivered the Transaction Documents. Each of the Individual Shareholders has duly executed and delivered the Transaction Documents to which such Shareholder is a party.

         (4) The execution and delivery by each of the Company and the Shareholders of the Transaction Documents to which they are a party, do not, and if the Company and the Shareholders were now to perform their respective obligations under such documents, such performance would not result in any

                  (i) violation of any Organizational Document of the Company or the Trusts;

                  (ii) violation of any existing federal or state constitution, statute, regulation rule, order or law to which the Company, the Shareholders, or their respective assets are subject; or

                  (iii) violation of any judicial or administrative decree, writ, judgement or order which, to our knowledge, the Company, the Shareholders or their respective assets are subject.

         (5) The Company's authorized equity securities consist of ______ shares of voting common stock and _____ shares of non-voting common stock, each par value $__ per share, of which ____ shares of voting common stock and _____ shares of non-voting common stock are outstanding, all of which have been duly authorized and validly issued to the Shareholders and are fully paid and nonassessable. There are no outstanding options, warrants, calls or commitments by the Company to issue any additional shares of its capital stock, or to pay any dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there authorized or outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of the Company.

         (6) To our knowledge, no litigation or other proceeding against the Company or any of its assets is pending or overtly threatened by a written communication to the Company or the Shareholders.

         (7) Other than the filing made under the HSR Act and the filing of the Certificate of Merger with the Secretary of State of Georgia, no consent, approval or authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for execution and delivery by the Company and the Shareholders of the Transaction Documents and the consummation of the Contemplated Transactions.





                                     Very truly yours,



                                     KINNEY, KEMP, SPONCLER, JOINER & THARPE

                               EXHIBIT 9.4(A)(II)

                               FORM OF OPINION OF
                           LONG ALDRIDGE & NORMAN LLP

                                [LA&N LETTERHEAD]

                                             , 1998
                              ---------------

[                                   ], Inc.
 -----------------------------------
-------------------------------------------
-------------------------------------------
-------------------------------------------

         Re:      Acquisition of [Chessman] by ______________, Inc.

Ladies and Gentlemen:

         We have acted as counsel to [Chessman], a Georgia corporation {the "Company"), [______________], an individual resident of ________________ (the
"Executive"), [__________], an individual resident of ____________ (together with Executive, collectively, the "Individual Shareholders") and _______________ and _________________, each a trust created under the laws of Georgia (collectively, the "Trusts") (together with the Individual Shareholders, collectively the "Shareholders"), in connection with the negotiation, execution and delivery of that certain Agreement and Plan of Merger (the "Agreement") dated as of __________, 1998, by and among ________________, Inc. [Chessman]
Acquisition Corp. ("Acquisition Corp."), the Company and the Shareholders, and the merger of the Company with and into Acquisition Corp. (the "Transaction"). This opinion is rendered pursuant to Section 9.4(a) of the Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         [To be inserted: LAN standard lead-in language, qualifications, and assumptions to be provided based on the Georgia White Paper. LAN entitled to rely on the opinion Kinney, Kemp, Sponcler, Joiner & Tharpe.]

       Based on the foregoing, it is our opinion that:.

         (1) The Agreement, the Employment Agreement, the Noncompetition Agreements and the Real Property Agreements are enforceable against the Company and the Shareholders in accordance with their respective terms.

         (2) Upon the filing of the Certificate of Merger with the Secretary of State of Georgia, the Merger will be effective at the time set forth in the Certificate of Merger.

                                                     Very truly yours,

                                                     LONG ALDRIDGE & NORMAN LLP

                                 EXHIBIT 10.4(A)

                                [PGFM LETTERHEAD]

                            __________________, 1998

[Chessman]

-------------------------------------------
-------------------------------------------
-------------------------------------------

         Re:      Acquisition of [Chessman] by             , Inc.
                                              -------------

Ladies and Gentlemen:

         We have acted as counsel to _____________, Inc., a Georgia corporation ("Acquiror"), and to [Chessman] Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of Acquiror ("Acquisition Corp."), in connection with the negotiation, execution and delivery of that certain Agreement and Plan of Merger (the "Agreement") dated as of ___________, 1998, by and among Acquiror, Acquisition Corp., [Chessman], a Georgia corporation (the "Company"), and _____________, ______________, _____________ and _____________, and the merger of the Company with and into Acquisition Corp. (the "Transaction"). Hereinafter, Acquiror and Acquisition Corp. are sometimes referred to individually as a "Corporation" and collectively as the "Corporations". This opinion is rendered pursuant to Section 10.4(a) of the Agreement.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws. This opinion letter is further limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which are attached hereto as Annex A and are incorporated herein by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to them in the Interpretive Standards and the Agreement. If there should be a conflict between any meaning assigned by the Interpretive Standards and the Agreement, the meaning assigned by the Interpretive Standards shall control.

         In the capacity described above, we have considered such matters of law and of fact as we deemed appropriate, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of the relevant corporate records of the Corporations, and executed counterparts (or facsimile copies of executed counterparts) of the Agreement, the Note, the

Employment Agreement, the Noncompetition Agreements and the Real Property Agreements (collectively, the "Transaction Documents").

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the genuineness of all signatures not witnessed by us. In addition, we have relied as to matters of fact upon such certificates of officers and representatives of the Corporations and of public officials as we have deemed appropriate under the circumstances. We have also assumed that the Transaction Documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Corporations) and are enforceable in accordance with their respective terms against such parties.

         Based on the foregoing, it is our opinion that:

                  (1) Each of the Corporations is a corporation existing and in good standing under the laws of the State of Georgia.

                  (2) Each of the Corporations has the corporate power to execute and deliver the Transaction Documents to which it is a party, and to perform its obligations thereunder.

                  (3) Each of the Corporations has duly authorized the execution and delivery of the Transaction Documents to which it is a party and all performance by it thereunder, and has duly executed and delivered such Transaction Documents.

                  (4) The Transaction Documents are enforceable against each of the Corporations in accordance with their respective terms.

                  (5) The execution and delivery by each of the Corporations of the Transaction Documents to which it is a party do not, and if such Corporation were now to perform its obligations thereunder, such performance would not, result in any:

                           (i) violation of such Corporation's articles of
                      incorporation or bylaws;

                           (ii) violation of any existing federal or State of
                      Georgia constitution, statute, regulation, rule, order, or law to which such Corporation or its assets are subject; or

                           (iii) violation of any judicial or administrative
                      decree, writ, judgment or order to which, to our knowledge, such Corporation or its assets are subject.

                  (6) Other than the filing made under the HSR Act and certain filings with the Secretary of State of Georgia and the SEC, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for either Corporation's execution and delivery of the Transaction Documents and consummation of the Contemplated Transactions.

         The opinions expressed herein are solely for the benefit of the addressee in connection with the Contemplated Transactions and may not be relied on in any manner or for any purpose by any other person, nor may copies be furnished to any other person without the prior written consent of this firm. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

                                             Very truly yours,


                                POWELL, GOLDSTEIN, FRAZER & MURPHY LLP